EXHIBIT 3.1(A)









                           SONUS COMMUNICATIONS, INC.










                          Stock Subscription Agreement










                          Dated as of January 14, 1999

                           SONUS COMMUNICATIONS, INC.
                               6005 GREELEY BLVD.
                        SPRINGFIELD, VIRGINIA 22152-1210




                                                                January 14, 1999


Dear Purchaser:

         Sonus Communications, Inc., a Virginia corporation (the "Company"), agrees with you as follows:

SECTION 1.        AUTHORIZATION OF SHARES; DEFINED TERMS.

         SECTION 1.1 AUTHORIZATION OF SHARES. The Company has authorized the issuance and sale to you of that certain number of shares of common stock of the Company, par value $.001 per share, as is listed next to your name on EXHIBIT 1, attached hereto and incorporated herein by reference (the "Shares"). The Shares shall be evidenced by one or more stock certificates which shall be substantially in the form set out in EXHIBIT 2.

         SECTION 1.2 DEFINED TERMS. Capitalized terms, when used in this Agreement and listed on EXHIBIT 3 attached hereto incorporated herein by reference, shall have the respective meanings ascribed to them in EXHIBIT 3.

SECTION 2.        SALE AND PURCHASE OF SHARES.

         Subject to the terms and conditions of this Agreement, the Company will issue and sell the Shares to you at Closing (as hereinafter defined) and you will purchase the Shares from the Company at Closing, for the purchase price set forth next to your name on Exhibit 1 (the "Purchase Price"), to be paid to the Company at Closing in immediately available funds.

SECTION 3.        CLOSING.

         The sale and purchase of the Shares to be purchased by you hereunder shall occur at the offices of L. Flomenhaft & Co., Incorporated 225 W. 34th Street, Suite 2008, New York, New York 10122 at 10:00 a.m. New York time, at a closing (the "Closing") on January 21, 1999 or on such other Business Day thereafter on or prior to __________________ as may be agreed upon by the Company and you. At the Closing, the Company will deliver to you one or more stock certificates evidencing the Shares to be purchased by you, registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the Purchase Price therefor by wire to the account of the Company in accordance with the wire transfer instructions set forth on EXHIBIT 1 attached hereto. If, at the Closing, the Company shall fail to tender the Shares to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

SECTION 4.        REPRESENTATIONS OF THE PURCHASER.

You represent and warrant to the Company as of the date hereof that:

         SECTION 4.1. PURCHASE FOR INVESTMENT. You are purchasing the Shares for your own account and not with a view to the distribution thereof. You understand that the Shares have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act of 1933, as amended (the "Securities Act") or any applicable state securities laws or if an exemption from registration is available, and that the Company is not required to register the Shares except as expressly required pursuant to this Agreement. You understand and acknowledge the risks associated with purchasing the Shares and acknowledge that you have had the opportunity to ask, have asked, and have received satisfactory answers to any and all questions you had concerning the Company and its business and financial circumstances. You have received that certain Confidential Information Memorandum addressed to you (the "Memorandum") and understand its contents. Unless sold pursuant to an effective registration statement, you agree not to dispose of any Shares until counsel for the Company shall have delivered a written opinion to the Company that the intended disposition is permissible pursuant to an exemption from the Securities Act or any applicable state securities act, or the rules and regulations thereunder. You understand and acknowledge that your investment in the Shares is a speculative investment that is not liquid, and you acknowledge that you have adequate means of providing for current needs and personal contingencies and have no need for liquidity with respect to the Shares. You understand that each of the stock certificates evidencing the Shares shall bear a legend stating that the Shares have not been registered under the Securities Act or any state securities laws and may not be transferred unless registered under the Securities Act or pursuant to an exemption from federal and state securities laws and regulations. You acknowledge that except as specifically set forth in this Agreement and the Memorandum, no oral or written promises or representations with respect to the Company or the Shares have been made to you by any Person connected with the Company. You have no reason to anticipate any change in your personal circumstances, financial or otherwise, that would require or cause you to seek to sell the Shares. You understand that no market exists for the Shares and that there can be no assurances that any market will exist in the future for the Shares, and therefore it may not be possible to liquidate the Shares in the event of an emergency.

         SECTION 4.2 ACCREDITED INVESTOR. As of the date hereof, you are an accredited investor (within the meaning of Rule 501 of Regulation D promulgated under the Securities Act) by virtue of being any one or more of the following:
(i) a corporation with total assets in excess of $5 million not formed for the specific purpose of acquiring the securities offered, (ii) any director or executive officer of the issuer of the securities, (iii) any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of purchase exceeds $1,000,000, or (iv) any natural person who had an individual income in excess of $200,000 in each of the two most recent years or whose joint income with that person's spouse was in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year, and (v) any entity in which all of the equity owners are accredited investors. You have such knowledge and experience in financial and business matters that you are capable of evaluating the merits and risks of your investment in the Company. You hereby covenant that you will transfer, sell or assign the Shares, if at all, only to a Person which (i) is an accredited investor with the capacity to enter into an investment vehicle of this kind and which has knowledge of the business risks associated with an investment of this kind, and (ii) has made to the Company those representations set forth in this Section of this Agreement prior to the consummation of such transfer, sale or assignment.

         SECTION 4.3. SOURCE OF FUNDS. You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the Purchase Price:

                  (a) if you are an insurance company, the Source to be used by you is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 and there is no "employee benefit plan" (within the meaning of Section 3(3) of ERISA or Section 4975(e)(1) of the Code), treating as a single plan, all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceed ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with your state of domicile; or

                  (b) if you are an insurance company, the Source does not include assets allocated to any separate account maintained by you in which any employee benefit plan (or its related trust) has any interest, other than a separate account that is maintained solely in connection with your fixed contractual obligations under which the amounts payable, or credited, to such plan and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account; or

                  (c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or
(ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

                  (d) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a Person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (d); or

                  (e)      the Source is a governmental plan; or

                  (f) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (f); or

                  (g) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

         SECTION 4.4. RESIDENCY. You are a resident of California, Missouri or New York.

SECTION 5.        PIGGY-BACK REGISTRATION RIGHTS.

         SECTION 5.1. PIGGY-BACK REGISTRATION RIGHTS. In the event that the Company shall register any of its common stock, par value $1.00 per share (a "Registered Offering"), either for its own account or the account of any other holder or holders of equity securities of the Company, other than (i) a registration relating solely to employee benefit plans, (ii) a registration relating solely to a Rule 145 transaction, or (iii) an initial public offering of the Company, the Company will provide you with written notice thereof within 90 days of the filing date of the first registration statement filed in connection with the Registered Offering (the "Company Notice"), and, subject to the other terms and conditions set forth in this Section 5, include in such registration (and any related qualification under blue sky laws or other compliance) and any underwriting involved therein, those Shares specified in a written request or requests made by you to the Company within 10 days after receipt of the Company Notice.

         SECTION 5.2 UNDERWRITTEN REGISTERED OFFERING. If the Registered Offering of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise you as a part of the Company Notice. In such event, your rights to registration pursuant to Section
5.1 shall be conditioned upon your participation in such underwriting, and the inclusion of your Shares in the underwriting shall be limited to the extent provided herein. You shall (together with the Company and the other holders distributing their securities through such underwriting, if any) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 5, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of your Shares to be included in such registration to such number of your Shares which the managing underwriter determines can be included in such underwriting without reducing the number of shares to be sold by the Company pursuant to such underwriting. In such event, the Company shall so advise you and the number of shares (other than shares being registered by the Company) that may be included in the registration and underwriting shall be allocated among all the holders of the Company's shares wishing to participate in the Registered Offering in proportion, as nearly as practicable, to the respective amounts of shares held by such holders at the time of filing the Registration Statement. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any holder to the nearest 100 shares. If you disapprove of the terms of any such underwriting, you may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to 180 days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require.

         SECTION 5.3 TERMINATION OR WITHDRAWAL OF REGISTRATION BY COMPANY. The Company shall have the right to terminate or withdraw any Registered Offering or other registration prior to the effectiveness of such registration whether or not you have elected to include your Shares in such registration.

         SECTION 5.4 REGISTRATION EXPENSES. All registration expenses incurred in connection with registrations pursuant to this Section 5 shall be borne by the Company. Unless otherwise stated, all selling expenses relating to your Shares shall be borne by you.

         SECTION 5.5 OTHER OBLIGATIONS OF THE COMPANY. In the case of each registration, qualification or compliance effected by the Company pursuant to this Agreement, the Company will keep you advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

                  (i) prepare and file with the Commission a registration statement with respect to such securities and use reasonable best efforts to cause such registration statement to become and remain effective for at least one hundred twenty (120) days or until the distribution described in the registration statement has been completed, whichever first occurs; and

                  (ii) furnish to you, should you choose to participate in such registration, and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents you and/or the underwriters may reasonably request in order to facilitate the public offering of such securities.

         SECTION 5.6 INDEMNIFICATION. You agree, if any of your Shares are included in the securities as to which such registration, qualification or compliance is being effected, to indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each Person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such holder, each of its officers and directors and each Person controlling such holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such holders, such directors, officers, Persons, underwriters or control Persons for any legal or any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by you which is signed by you and stated to be specifically for use therein. Notwithstanding the foregoing, your liability under this subsection shall be limited in an amount equal to the initial price of the shares sold by you, unless such liability arises out of or is based on willful misconduct by you.

         SECTION 5.7 INDEMNIFICATION PROCEDURE. Each party entitled to indemnification under this Section (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action, and provided further that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

         SECTION 5.8 UNDERWRITING AGREEMENT. In the event the terms of this
Section 5 conflict with the terms of any underwriting agreement in connection with any registration hereunder, the terms of such underwriting agreement shall control.

         SECTION 5.9 INFORMATIONAL REQUIREMENTS. If your Shares are to be included in any Registered Offering, you shall furnish to the Company such information as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

         SECTION 5.10 TRANSFER OF REGISTRATION RIGHTS. The rights to cause the Company to register Shares hereunder may be assigned to any transferee or assignee in connection with any permitted transfer or assignment of Shares, provided written notice thereof is promptly given to the Company and the transferee agrees to be bound by the provisions of this Section 5.

         SECTION 5.11 TERMINATION OF REGISTERED RIGHTS. The rights granted pursuant to this Section 5 shall terminate at such time as the Company has registered your Shares in a Registered Offering or other registration.

         SECTION 5.12 DIVIDEND IN LIEU OF REGISTRATION RIGHTS. In the event the Company becomes obligated to register your Shares under the terms of this
Section 5 and does not make a reasonable, good faith attempt to register your Shares within 30 days after the Company becomes obligated to register your Shares under this Agreement, for any reason other than:

                  (i) because the Company, in the exercise of its reasonable good faith judgement, determines that such registration would have a material adverse effect on the business, prospects, finances or operations of the Company; or

                  (ii) because the Company determines, in its reasonable good faith judgment, that such registration would interfere with any material financing, acquisition, disposition, corporate reorganization or other material transaction involving the Company or any of its subsidiaries or because public disclosure thereof would be required prior to the time such disclosure might otherwise be required, or when the Company is in possession of material information that it deems advisable not to disclose in a registration statement;

         then the Company shall pay you a monthly stock dividend, commencing on the 30th day after the date of such failure and continuing until such time as your Shares are registered, in an amount of shares of Common Stock equal to 5% of the number of Shares purchased under this Agreement. YOU AGREE THAT THE AFOREMENTIONED STOCK DIVIDEND IS IN LIEU OF ANY AND ALL OF YOUR RIGHTS AND REMEDIES WITH RESPECT TO A FAILURE BY THE COMPANY TO REGISTER YOUR SHARES IN ACCORDANCE WITH THIS AGREEMENT, WHETHER AT LAW OR IN EQUITY.

SECTION 6.        REGISTRATION OF SHARES.

         The Company shall keep at its principal executive office a register for the registration and transfer of the Shares. The Person in whose name the Shares are registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary.

SECTION 7.        PAYMENT OF DIVIDENDS NOT REQUIRED.

         Dividends on the Shares may be paid, in the sole discretion of the Board of Directors of the Company, when, as and if declared by the Board of Directors. You shall not have any preemptive or other rights to acquire any shares or other securities of the Company by virtue of your ownership of Shares. Your proportionate ownership of the Company may be diluted by various corporate and other actions including, without limitation, mergers, acquisitions, additional issuances of shares of capital stock or other securities of the Company, recapitalizations, distributions and other events.

SECTION 8. ENTIRE AGREEMENT.

         This Agreement and the Memorandum embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 9.        AMENDMENT AND WAIVER.

         This Agreement may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of both you and the Company.

SECTION 10.       NOTICES.

         All notices and communications provided for hereunder shall be in writing and sent (a) by facsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

         (i) if to you or your nominee, to you or it at the address specified in
Exhibit 1, or at such other address as you or it shall have specified to the Company in writing,

         (ii) if to the Company, to the Company at its address set forth at the beginning hereof, to the attention of Charles W. Albo, or at such other address as the Company shall have specified to you or the record transferee of your Shares in writing.

Notices under this Section 10 will be deemed given when sent in accordance with the terms of this Section.

SECTION 11.       CONFIDENTIAL INFORMATION.

         For the purposes of this Section 11, "Confidential Information" means information delivered to you by or on behalf of the Company in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature, provided that such term does not include information that
(a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any Person acting on your behalf, or (c) otherwise becomes known to you other than through disclosure by the Company. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, officers, employees, agents, attorneys and Affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Shares), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 14, or (iii) any other Person or entity to which such delivery or disclosure is required in response to any subpoena or other legal process or in connection with any litigation to which you are a party or if such disclosure is made pursuant to a final, non-appealable order of any court having jurisdiction over you.

SECTION 12.       MISCELLANEOUS.

         SECTION 12.1. SUCCESSORS AND ASSIGNS. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of Shares) whether so expressed or not.

         SECTION 12.2. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 12.3 CONSTRUCTION. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

         SECTION 12.4. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

         SECTION 12.5. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the internal law of the State of Virginia, excluding choice-of-law principles of the Commonwealth of Virginia that would require the application of the laws of a jurisdiction other than Virginia.

                                    * * * * *

         If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.


                                   Very truly yours,

                                   SONUS COMMUNICATIONS, INC.



                                   By /s/ Charles W. Albo
                                      ------------------------------------------
                                       Charles W. Albo, Chief Executive Officer




The foregoing is hereby
agreed to as of the
date thereof.

/s/ Purchaser
-------------------------
[Purchaser]



Name:

         As used in this Agreement, the following terms have the respective meanings set forth below:

         "AFFILIATE" means, with respect to any Person, any other Person (i) directly or indirectly controlling or controlled by or under direct or indirect common control with such Person or (ii) directly or indirectly owning or holding five percent (5%) or more of the equity interest in such Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

         "CODE" means the Internal Revenue Code of 1986, as amended, and any successor thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

         "COMPANY" means Sonus Communications, Inc., a Virginia corporation.

         "DEFAULT" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

         "MATERIAL", when used in connection with the Company, means material in relation to the business, operations, affairs, financial condition, assets, or properties of the Company and its Subsidiaries taken as a whole.

         "PERSON" means an individual, partnership, joint venture, firm, corporation, limited liability company, association, trust, or other enterprise (whether or not incorporated) or any Governmental Authority.

EXHIBIT 3.1(B)
                            PLACEMENT AGENT AGREEMENT

                                January 14, 1999


L. Flomenhaft & Co. Incorporated
225 West 34th Street, Suite 2008
New York, New York  10122

Ladies and Gentlemen:

         1.  INTRODUCTION.
Sonus Communications, Inc., a Virginia corporation (the "Company"), hereby engages you, L. Flomenhaft & Co. (also sometimes referred to herein as the "Agent") as placement agent in connection with (i) the sale of a minimum $400,000 aggregate principal amount of the Company's common stock (the "Common Stock"), par value $0.01 per share (the "Minimum Offering"), and up to $750,000 aggregate principal amount of Common Stock (the "Maximum Offering" and, together with the Minimum Offering, the "Initial Offering"), in each case at a price of at least $1.00 per share, and (ii) in the event of successful completion of the Minimum Offering on or before March 1, 1999, the sale of up to an additional $10.0 million aggregate amount of the Company's securities (the "Securities") (with the price and nature of the Securities to be determined by mutual agreement of the Company and the Agent) in a secondary placement (the "Secondary Placement"), all on the terms and conditions set forth in this Placement Agent Agreement (the "Agreement").

         2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
         The Company represents, warrants, and agrees that:

         (i) A Private Placement Memorandum dated January __, 1999, with respect to the Initial Placement, together with the exhibits thereto (collectively, the "Initial Memorandum"), copies of which have heretofore been delivered to you, has been prepared by the Company in conformity with the requirements of Rule 506 of Regulation D ("Regulation D") of the rules and regulations of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act").

         (ii) In the event a the Secondary Placement is initiated by the Company and Agent, A Private Placement Memorandum relating to the Secondary Placement will be prepared by the Company in conformity with the requirements of Rule 506 of Regulation D or other applicable exemption from registration under the Act. The Initial Memorandum and the Secondary Memorandum are collectively referred to herein as the "Memoranda", each a "Memorandum."

         (iii) As of the date of each Memorandum, such Memorandum does not and will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading and at all times subsequent thereto up to and including the respective Closing Date (as hereinafter defined): (a) each Memorandum and any amendments or supplements thereto contain and will contain all material statements and information required to be included therein by Regulation D or other applicable exemption from registration under the Act, (b) no Memoranda and no amendment or supplement thereto includes or will include any untrue statement of a material fact or omit or will omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, and (c) no Memoranda and no supplemental sales material supplied or approved in writing by the Company (when read in conjunction with a Memorandum, whether designated only for broker-dealer use or otherwise) includes or will include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading; provided, however, that the foregoing representations, warranties, and agreements shall not apply to information contained herein or omitted from any Memorandum, any such amendment or supplement or supplemental sales material in reliance upon, and in conformity with, information furnished to the Company by you for use in the preparation thereof.

         (iv) Subsequent to the respective dates as of which information is given in a Memorandum, and except as set forth or contemplated in such Memorandum, including the financial statements and the notes thereto, neither the Company nor any of its affiliated companies (the "Affiliates") has or will have incurred any material liabilities or obligations, direct or contingent, nor entered into any material transactions, except in either case in the ordinary course of business, and there has not and will not have been any material adverse change, or to the knowledge of the Company, any development involving a prospective material adverse change (so far as the Company may now reasonably foresee), in the condition (financial or otherwise), business, prospects, or results of operations of the Company or any of the Affiliates nor has the Company declared, paid, or made any dividend or distribution of any kind on its capital stock.

         (v) The financial statements, together with the related notes, set forth in each respective Memorandum fairly present, on the basis stated therein and on the date of such financial statements, the financial position of the Company and its consolidated subsidiaries at the respective dates therein specified and their consolidated results of operations for the periods then ended, subject to, in the case of financial statements respecting interim periods, normal year-end adjustments. Such statements and related notes will be prepared in accordance with generally accepted accounting principles applied on a consistent basis except as may be set forth in each respective Memorandum.

          (vi) All action required to be taken by the Company as a condition to the due and proper authorization, issuance, sale, and delivery of the Common Stock or other Securities (including any Securities issuable upon conversion of any convertible Securities) of the Company to subscribers therefor in accordance with the terms of this Agreement, and the applicable Memorandum prior to the Closing Date (as herein defined), will have been taken; and upon the payment of the consideration for the Common Stock or other Securities specified in the Memorandum, such Common Stock or other Securities will be duly and validly issued, fully paid, and nonassessable. Any Securities issuable upon conversion of any convertible Securities will be duly authorized and when issued and delivered upon such conversion as provided in a Memorandum will be duly and validly issued, fully paid, and nonassessable. Upon issuance and delivery of the Common Stock or any convertible Securities and payment of the purchase price as herein contemplated, and issuance and delivery of shares of Common Stock or other Securities upon conversion of the convertible Securities in accordance with the terms thereof, purchasers will acquire title to the shares of Common Stock or other Securities as the case may be, free and clear of any liens, pledges, encumbrances, security interests, and claims whatsoever, except for liens, pledges, encumbrances, security interests, and claims created by such purchasers.

         (vii) The Company has been duly organized and is validly existing and in good standing as a corporation under the laws of the Commonwealth of Virginia, with power and authority (corporate and other) to own or lease its properties and to conduct its business as described in the Memoranda; each of the Affiliates is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation; the Company and each of the Affiliates is duly qualified to do business and in good standing as a foreign corporation in all other jurisdictions in which its ownership or leasing of properties, or the conduct of its business requires or may require such qualification where the failure to be so qualified would have a material adverse effect on the Company; the Company and each of its Affiliates is in possession of and operating in compliance in all material respects with all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, and orders required for the conduct of their respective businesses as described in the Memoranda, where the failure to possess or comply therewith would have a material adverse effect upon the Company's condition (financial or otherwise), business, or results of operations. The outstanding shares of capital stock of each of the Affiliates owned by the Company have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by the Company or another Affiliate thereof free and clear of all liens, encumbrances, and security interests, except as disclosed in the respective Memoranda.

         (viii) At January __, 1999, the authorized, issued, and outstanding shares of capital stock of the Company are as follows:


                                   PAR            SHARES              SHARES
                                   ---            ------              ------
                 TITLE            VALUE         AUTHORIZED         OUTSTANDING
                 -----            -----         ----------         -----------
              Common Stock       $0.001          100,000,000        3,250,000



         The outstanding shares of Common Stock of the Company are duly authorized, validly issued, fully paid, and nonassessable. Except as set forth
Schedule 2 (viii) attached hereto, the Company has not granted or issued, or agreed to grant or issue, any options, warrants or similar rights to acquire or receive any of the authorized but unissued shares of its capital stock or any securities convertible into shares of its capital stock. To the Company's knowledge and except as set forth in the respective Memorandum, no person holds of record or beneficially 5% or more of the outstanding shares of the capital stock of the Company. Except as set forth above and in the respective Memorandum, there are no outstanding agreements or understandings to which the Company is a party with respect to the sale of any shares of the Common Stock of the Company. The capital stock of the Company conforms in all material respects to the description thereof contained in the Memorandum.

         (ix) Except as disclosed in each respective Memorandum as of the date of such Memoranda, there are no legal or governmental proceedings pending to which the Company or any Affiliate is a party or of which any of its properties are the subject, which, if determined adversely to the Company or such Affiliate, would individually or in the aggregate result in a material adverse change in the condition (financial or otherwise), business or results of operations of the Company or such Affiliate; nor are any such proceedings threatened, to the knowledge of the Company as of the date of each respective Memorandum.

         (x) Neither the Company nor any Affiliate is in violation of its articles of incorporation or bylaws, or is in default, or with the giving of notice or lapse of time or both, would be in default, in the performance of any material obligation, agreement, or condition contained in any lease, license, material contract, indenture, or loan agreement or in any bond, debenture, note, or any other evidence of indebtedness, except as set forth in a Memorandum and except for such defaults as would not have a material adverse effect on the Company. Except for such conflicts, violations and defaults that would not have a material adverse affect on the Company, the execution, delivery and performance of this Agreement, the incurrence of the obligations herein and the consummation of the transactions contemplated herein and in the Memoranda will not conflict with or result in a breach of, or default under, the articles of incorporation or bylaws of the Company, or any material loan agreement, mortgage, deed of trust, indenture, or other agreement or instrument to which the Company is a party or by which it is bound, except to the extent that the same have been, or prior to the Closing Date will be, waived or cured, or, to the knowledge of the Company, any law, statute, order, rule, administrative regulation, or decree of any court, or governmental agency or body having jurisdiction over the Company or its properties or result in the creation or imposition of any lien, charge, claim, or encumbrance upon any property or asset of the Company, except for such as would not have a material adverse affect on the Company.

         (xi) There are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any such shares of Common Stock pursuant to the Company's articles of incorporation, bylaws, or any agreement or other instrument to which the Company is a party, except as set forth in the Memoranda. The offering or sale of the Common Stock or such other Securities as contemplated in this Agreement will not give rise to any rights for or relating to the registration of any such shares of Common Stock other than the registration rights described in the Memoranda.

         (xii) To the Company's knowledge, this Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Company and constitutes a legal, valid, and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, rearrangement, liquidation, receivership, or similar laws relating to or affecting creditors' rights generally and except as enforceability of the indemnity and contribution provisions contained in Section 7 may be limited by applicable law or principles of public policy.

         (xiii) Except as otherwise stated in each respective Memorandum (including the financial statements and notes thereto included therein), the Company and each Affiliate has good title, free and clear of all liens and encumbrances, to all of the personal property referred to in the Memorandum as being owned by it except liens and encumbrances that are not material in the aggregate and do not materially interfere with the conduct of the business of the Company and its Affiliates, and, except as otherwise stated in each respective Memorandum, has valid and binding leases to the real and/or personal property described in such Memorandum as under lease to it with such exceptions as do not materially interfere with the conduct of the business of, or the use of such property by, the Company and of the Affiliates taken as a whole.

         (xiv) To the knowledge of the Company, neither the Company nor any of its Affiliates is in violation of any law, ordinance, governmental rule, regulation, or permit, or court decree to which it may be subject and has not failed to obtain any license, permit, franchise, or other governmental authorization necessary to the ownership of its property or to the conduct of its business, which violation or failure to obtain would have any material adverse effect on the condition (financial or other), properties or results of operations of the Company.

         (xv) All consents, approvals, authorizations and orders of any court or governmental authority or agency required to be obtained by the Company for the consummation by the Company of the transactions contemplated by this Agreement, if any, have been obtained, except where the lack of any such consent, approval, authorization or order would not have a material adverse effect on the condition (financial or other), properties or results of operations of the Company. The Company has obtained all of the licenses and authorizations required under the Communications Act and the FCC Regulations (the "FCC Authorizations") for the operation of the Company's business as now currently conducted and as proposed to be conducted by the Company, and no further FCC Authorization is necessary for the continuation of the operation of the Company's business as now currently conducted or so proposed to be conducted. Each FCC Authorization is valid for the full term thereof, and the Company has no reason to believe that any FCC Authorization will not be renewed for a full and customary term in the ordinary course with no materially adverse conditions (except with respect to general rule-making and similar matters relating generally to telecommunications companies). There is not pending (or, to the Company's knowledge, threatened) any action by or before the FCC to revoke, cancel, rescind, modify, or refuse to renew in the ordinary course any FCC Authorization, and there is not now pending, issued or outstanding (or, to the Company's knowledge, threatened) by or before the FCC, any investigation, order to show cause, cease and desist order, notice of violation, notice of apparent liability, or notice of forfeiture, petition or complaint with respect to the Company, its business or any FCC Authorization. The Company is operating in compliance with the FCC Authorizations, the Communications Act and the FCC Regulations, except in such respects as do not, and could not reasonably be expected to, in the aggregate, materially interfere with the conduct of the business of the Company.

         (xvi) The Company has not made during the past six months, and will not make throughout the Offering Period (as herein defined) or during any six-month period commencing on a Closing Date, any offer to sell or sale of any Common Stock or other security, other than offers to sell and sales of securities under employee benefit plans, securities issued in connection with acquisitions or other securities that will not invalidate the exemption from registration relied on to offer and sell the common stock and the securities pursuant to the respective Memoranda.

         3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF L. FLOMENHAFT & CO., INCORPORATED.
         You represent and warrant to, and covenant and agree with the Company, that:

         (i) As of the date of each respective Memorandum, to your knowledge, the section of the Memorandum titled "Plan of Distribution" will not include any untrue statement of a material fact known to you or omit to state a material fact known to you required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (ii) You have been duly organized and are validly existing and in good standing as a corporation under the laws of the State of New York, with power and authority (corporate and other) to perform your obligations under this Agreement and as contemplated by each Memorandum. You are a broker-dealer registered and in good standing under the Securities Exchange Act of 1934, as amended, and under the securities or Blue Sky laws of each state in which the Common Stock or other Securities are being offered or sold by you, and you are a member in good standing of the National Association of Securities Dealers, Inc. You are in possession of and operating in compliance with all authorizations, licenses, permits, consents, certificates and orders required for the performance of your duties under this Agreement and as contemplated by each Memorandum.

         (iii) There are no legal or governmental proceedings pending, or to your knowledge threatened, to which you are or may be made a party or of which any of your properties is or may be made the subject, which, if determined adversely to you, would individually or in the aggregate materially and adversely affect your ability to perform your obligations under this Agreement.

         (iv) There are no facts or circumstances relating to your directors or officers which would give rise to a prohibition or restriction under the terms of Rule 502(b)(2)(iii) adopted under Regulation D.

         No consent, approval, authorization or order of any court or governmental authority or agency is required for the performance by you of your obligations under this Agreement or as contemplated by each Memorandum, except such as may be required by the National Association of Securities Dealers, Inc. or under Regulation D or state securities or Blue Sky laws.

         To the your knowledge, this Agreement has been duly and validly authorized, executed and delivered by or on behalf of the you and constitutes a legal, valid, and binding obligation of the L. Flomenhaft & Company, Incorporated, enforceable against you in accordance with its terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, rearrangement, liquidation, receivership, or similar laws relating to or affecting creditors' rights generally and except as enforceability of the indemnity and contribution provisions contained in Section 7 may be limited by applicable law or principles of public policy.

         The Agent shall not violate any Federal or State securities law, rule or regulation in connection with the Initial Offering and Secondary Placement.

         4.  OFFERING AND SALE OF THE SECURITIES.
         (a) On the basis of the representations, warranties, and covenants herein contained, but subject to the terms and upon the conditions herein set forth, you are hereby appointed the exclusive selling agent of the Company during the offering periods specified in each Memorandum (each an "Offering Period") for the purpose of finding subscribers on behalf of the Company for the securities to be offered and sold in the Initial Placement and the Secondary Placement, on a best efforts basis pursuant to Rule 506 of Regulation D or such other applicable exemption from registration under the Act. Subject to the performance by the Company of all its material obligations to be performed hereunder, and to the material completeness and accuracy of all the representations and warranties contained herein, you hereby accept such agency and agree on the terms and conditions herein set forth to use your best efforts during each Offering Period to find subscribers for up to $750,000 aggregate principal amount of the Company's Common Stock in the Initial Placement and up to an additional $10.0 million aggregate principal amount of the Company's Securities in the Secondary Placement. Your exclusive agency hereunder is terminable only as provided in Section 11 hereof. Unless and until this Agreement is terminated, the Company shall not employ any other placement agent without first obtaining your express written consent.

         (b) In connection with the performance of your obligations under this Agreement, you may engage, for the account of the Company, the services of one or more broker-dealers ("Additional Agents") who are members of the National Association of Securities Dealers, Inc. and who are acceptable to the Company, and, as compensation for their services, shall pay to such Additional Agents an amount to be negotiated between you and such Additional Agents. Such amount will be paid to the Additional Agents by you only out of the commissions received by you in respect of sales of Common Stock or other Securities as described in paragraph (f) of this Section 4, and the Company shall have no obligation to any Additional Agent respecting any such payment. The arrangements, if any, between the Company, you, and any Additional Agent shall be set forth in an Additional Agent Agreement ("Additional Agent Agreement"), which shall provide, among other things, that such Additional Agent shall be deemed to have agreed to the matters set forth herein as if the Additional Agent were a signatory hereof. Nothing contained in this Agreement or in the Additional Agent Agreement shall be deemed to constitute the Additional Agents, if any, as your agents, and you shall not be liable to the Company in respect of the performance by the Additional Agents, if any, of any representations, warranties or covenants of such Additional Agents contained herein or in the Additional Agent Agreement.

         (c) Each subscriber in either the Initial Placement or the Secondary Placement must complete and execute a copy of the Subscription Agreement, attached hereto as Exhibit A (the "Subscription Agreement"), an Investor's Questionnaire and, if necessary, a Purchaser Representative Certificate. Upon receipt, you shall hold the Subscription Agreements for safekeeping and deposit all funds delivered to you into a segregated subscription escrow account as described in the respective Memorandum.

         (d) Each Memorandum shall designate a time, place and method for the payment and receipt of subscriptions for the Common Stock or other Securities offered thereby, and each shall provide for one or more closings at a time, date and place as shall be agreed upon between you and the Company (each a "Closing Date").

         (e) As compensation for your services, on each Closing Date a cash commission will be paid to you, with respect to subscriptions accepted equal to 10% of the aggregate dollar amount invested. Such commissions shall be paid to you on each Closing Date by bank wire transfer payable in Federal Funds (same day funds) or, at your election, all or part of such commission shall be paid to you in shares of Common Stock at a price equal to the price per share of Common Stock paid by the investors in the respective placement. Any shares of Common Stock paid to you pursuant to this paragraph (e) shall be registered for resale, along with the shares of Common Stock issuable upon exercise of the Agent's Warrants (hereinafter defined), in accordance with the terms set forth in paragraph (g) of this Section 4. The Company agrees to reimburse you for your reasonable expenses in accordance with Section 6 hereof.

         (f) Neither you, the Company, nor any Additional Agent shall, directly or indirectly, pay or award any finder's fees, commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement to such advisor to advise the purchase of the Company's Common Stock or other Securities; provided, however, that, subject to Section 4(b), normal sales commissions payable to a registered broker-dealer or other properly licensed person for selling the Company's Common Stock or other Securities shall not be prohibited hereby.

         On each Closing Date, as further consideration for your services hereunder, the Company will issue to you a common stock purchase warrant (the "Agent's Warrant") in the form attached hereto as EXHIBIT B granting you the right to purchase from the Company for a period of five years a number of shares of Common Stock equal to 15% of the number of shares of Common Stock issued in connection with the respective closing. In the event convertible Securities are issued, the Agent's Warrant shall be exercisable for the number of shares of Common Stock equal to 15% of the number of shares of Common Stock issuable upon conversion of such convertible Securities. The exercise price for each Agent's Warrant shall be equal to the price per share of Common Stock paid by the investors in the respective placement. Each Agent's Warrant may be exercised for cash or in a "cashless" transaction where the number of shares issuable pursuant to the Warrant shall be determined by multiplying (i) the number of shares issuable under the warrant by (ii) a fraction, the numerator of which is equal to the fair market value of the Company's common stock minus the warrant's exercise price, and the denominator of which is equal to the fair market value of the Company's common stock. The "fair market value" of the Common Stock shall be the closing bid price of the Company's Common Stock on the trading day prior to the exercise (if closing bid prices for the Common Stock are reported; and if not so reported, the "fair market value" shall be a price reasonably determined by a mutually agreed upon independent appraiser. Each Agent's Warrant shall be deemed fully earned upon issuance thereof.

         If the Company completes a merger with The Park Group, Ltd. or another transaction pursuant to which a class of equity securities of the Company or its successor becomes registered under Section 12 of the Securities Act, and the Company becomes obligated to file periodic reports under Section 13 of the Exchange Act ("a Qualifying Corporate Transaction"), then the Company will file a registration statement to register the resale of the shares of common stock issuable upon exercise of the Agent's Warrants on the earlier of (x) three months following the date of completion of the Qualifying Corporate Transaction, or (y) the first date on which the Company may file such a registration statement in accordance with all applicable State and Federal securities laws.

         If within one year from the date of this Agreement, the Company has not completed a Qualifying Corporate Transaction, then holders' of Agents Warrants shall be entitled to receive (i) a special semi-annual dividend for a period of seven years or until the Company completes a Qualifying Corporate Transaction, whichever is earlier, consisting of such holders respective pro rata shares of the Company's retained earnings as if the Agent's Warrants received hereunder had been exercised prior to the date of such dividend, provided that you and your assigns shall apply all such dividends (up to the amount of the aggregate exercise price of the Agent's Warrants) to exercise the Agent's Warrants received hereunder in payment of the exercise price therefore, and (ii) semi-annual financial statements prepared by management and audited by the Company's independent accounting firm, consisting of an audited balance sheet, income statement, statement of cash flows, statement of changes in equity and notes thereto.

Retained earnings, for the purpose of calculating the special dividend hereunder, will be calculated assuming that the Founders' individual annual compensation is capped at $125,000 per year.

         (h) In the event an investor or potential investor who has been introduced to the Company by you participates in any additional financing arrangements with the Company within 24 months following the end of the Offering Period with respect to the Secondary Placement (or, if there is no Secondary Placement, within 24 months following the termination of this Agreement pursuant to Section 11), the Company will pay you compensation relating to such additional financing arrangements in accordance with paragraphs (e) and (g) of this Section 4, to the extent of such investor's participation.

         (i) You will prepare and file such statements and reports as are or may be required to enable the Common Stock or other Securities, as the case may be, to be qualified for sale under the securities laws of such jurisdictions as you may designate.

         (j) You will advise the Company if you become aware of any material change in the facts and circumstances subsequent to the date of the Memorandum relating to the offer and sale of the Common Stock or other Securities, as the case may be, as described in the Memorandum.

         (k) You will not make a general solicitation with respect to either the Initial Placement or the Secondary Placement.

         5.  COVENANTS AND AGREEMENTS OF THE COMPANY.
         The Company covenants and agrees with you that:

         (a) If at any time after the date of a Memorandum and prior to expiration of its Offering Period, any event relating to or affecting the Company or any of its Affiliates occurs as a result of which such Memorandum would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company will promptly notify you thereof and will prepare an amended or supplemented offering memorandum which will correct such statement or omission. For purposes of this paragraph (a), the Company will furnish such information with respect to itself as you may from time to time reasonably request.

         (b) The Company will promptly deliver to you as many copies of the Initial Placement Memorandum, the Secondary Placement Memorandum and any amendments or supplements to such Memorandum as you may reasonably request.

         (c) The Company will cooperate with you to enable the Securities to be qualified for sale under the securities laws of such jurisdictions as you may designate, subject to approval by the Company, and at your request will make such applications and furnish such information as may be required of it for that purpose; provided, however, that you and the Company shall first determine whether an exemption from registration under the National Securities Markets Improvement Act of 1996, as amended, or an alternative exemption is available in each such jurisdiction and the Company shall not be required to qualify to do business or to file a general consent to service of process in any such jurisdiction. It will, from time to time, prepare and file such statements and reports as are or may be required to perfect such exemption or to continue such qualifications in effect for so long a period as you may reasonably request for the distribution of the Common Stock or other Securities.

         (d) The Company will file all reports required by Regulation D with regard to sales of the Common Stock or other Securities, as the case may be, and use of the proceeds therefrom; provided that you provide all information as to purchasers of the Common Stock or other Securities required for such filings.

         (e) For a period of two years from the last Closing Date or until such time as the Company consummates a qualifying corporate transaction, the Company will deliver to you (i) copies of the financial statements furnished by the Company to shareholders and each other report furnished by the Company to shareholders, (ii) as soon as practicable after they are available, copies of any other reports (financial or other) which the Company shall publish or otherwise make generally available to the Company's shareholders as such and
(iii) as
soon as they are available, copies of any reports and financial statements required to be furnished to or filed with the Commission.

         (f) The Company will not issue an amount of employee incentive stock options exceeding 15% of the total number of shares of Common Stock issued and outstanding as of the date hereof. In addition, the Company will not issue more than 25% of the incentive stock options to the shareholders listed on EXHIBIT C hereto (such shareholders being herein referred to as the "Founders").

         (g) From and after the first Closing Date pursuant to the Initial Placement, and continuing thereafter for so long as you beneficially own not less than five percent of the Company's Common Stock, you will have the right to designate one member of the Company's Board of Directors. The Founders agree that they will enter into a voting agreement with you at the first Closing Date of the Initial Placement on terms reasonably requested by you and appropriate for the implementation of the agreements set forth in this paragraph.

         (h) If within one year from the date of this Agreement, the Company has not completed a Qualifying Corporate Transaction, then the holders who acquired securities in the Initial Placement and the Secondary Placement (and who are not Founders) shall be entitled to receive: (i) a special semi-annual dividend consisting of their pro rata share of the Company's retained earnings for a period of seven years or until the Company completes a Qualifying Corporate Transaction, whichever is earlier; and (ii) semi-annual financial statements prepared by management and audited by the Company's independent accounting firm, consisting of an audited balance sheet, income statement, statement of cash flows, statement of changes in equity and notes thereto. Retained earnings, for the purpose of calculating the special dividend hereunder, will be calculated assuming that the Founders' individual annual compensation is capped at $125,000 per year. The Company and the Founders agree that they will enter into a shareholders agreement with you on the first Closing Date of the Initial Placement on terms reasonably requested by you and appropriate for the implementation of the agreements set forth in this paragraph.

         (i) The Company shall not pay aggregate salaries (including any and all forms of compensation) to the Founders in excess of $125,000 per year to each Founder until such time as the Company achieves $500,000 or more in fully taxed net income in each of two consecutive fiscal quarters. The Founders further agree that their compensation shall be determined by a compensation committee of the Board of Directors, which shall be comprised of non-employee members of the Board of Directors.

         (j) The Founders agree that in the event the Company's fully taxed net income does not exceed $250,000 in the quarter ending December 31, 1999, each of the Founders shall return to the Company's capital stock, as a contribution to capital, 25% of the number shares of Common Stock held by each of them as set forth on EXHIBIT C hereto. The Founders further agree to deposit such number of shares in escrow until such time as an audit by the Company's independent certified public accountants on the financial statements for the year ending December 31, 1999 is released and such accountants certify that the Company's fully taxed net income exceeded $250,000 in the quarter ending December 31, 1999.

         6.  PAYMENT OF EXPENSES.
         The Company will promptly pay all of the Agent's reasonable costs, fees and expenses in connection with the Agent's services to the Company, including (but not limited to) all expenses and taxes incident to the sale and delivery of the Company's securities, all expenses incident to the printing of copies of the Memoranda, any supplemental sales material supplied or approved in writing by the Company, any amendments or supplements thereto, and this Agreement and furnishing the same to you, all legal, filing and printing fees and expenses incurred in connection with qualification of the Common Stock and any other Securities for sale under the laws of such jurisdictions as you may designate, the fees and disbursements of counsel and accountants for the Company, your reasonable out-of-pocket expenses incurred in connection with this Agreement, preparing to market, and marketing the Company's securities (including reasonable fees and disbursements of your counsel incurred in connection with this Agreement, the Consulting Agreement, the Initial Placement and the Secondary Placement, of which a nonrefundable $15,000 retainer shall be paid to your counsel at the first Closing Date of the Initial Placement. Exclusive of legal fees hereunder, reimbursement under this section shall not exceed $10,000 without the prior written approval of the Company.

         7.  INDEMNIFICATION AND CONTRIBUTION.
         (a) The Company agrees to indemnify and hold harmless you, each Additional Agent and each person, if any, who controls you or such Additional Agent within the meaning of the Act, against any losses, claims, damages, liabilities, or expenses (including, unless the Company elects to assume the defense as hereinafter provided, the reasonable cost of investigating and defending against any claims therefor and counsel fees incurred in connection therewith), joint or several, which (1) are based on the ground or alleged ground that a Memorandum (as from time to time amended or supplemented) or any supplemental sales material supplied or approved in writing by the Company provided that such supplemental sales material is accompanied with or preceded by a Memorandum, includes or allegedly includes an untrue statement of material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (unless such statement or omission was made in reliance upon, and in conformity with, information expressly furnished to the Company by you or any Additional Agent for use in the preparation thereof and such information relates to the obligations of the Agent or such Additional Agent), or (2) arise out of the Company's material breach of a representation or warranty or covenant or agreement contained in this Agreement; provided that in no case is the Company to be liable with respect to any claims made against you, such Additional Agent or any such controlling person unless you, such Additional Agent or such controlling person shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon you, such Additional Agent, or such controlling person, but failure to notify the Company of any such claim shall not relieve it from any liability that it may have to you, such Additional Agent, or such controlling person otherwise than on account of the indemnity agreement contained in this paragraph; provided further that the liability of the Company under this Section 7 shall not exceed the total price paid to the Company for the Common Stock or other Securities, as the case may be, net of any placement commissions but before deducting any expenses of the respective private placement. The Company will be entitled to participate at its own expense in the defense, or if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if the Company elects to assume the defense, such defense shall be conducted by counsel chosen by it. In the event the Company elects to assume the defense of any such suit and retain such counsel, you, such Additional Agent, or such controlling person or persons, defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) the Company shall have specifically authorized the retaining of such counsel or (ii) the parties to such suit include you, such Additional Agent, or such controlling person or persons, and the Company and you, such Additional Agent, or such controlling person or persons have been advised by counsel that one or more material legal defenses may be available to you or them that may not be available to the Company in which case the Company shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the reasonable fees and expenses of such counsel. In no event shall the Company be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. The Company shall not be liable to indemnify any person for any settlement of any such claim effected without its consent which shall not be unreasonably withheld. This indemnity agreement will be in addition to any liability which the Company might otherwise have.

         (b) You and each Additional Agent agree to indemnify and hold harmless the Company, each of the Company's officers, directors, and each other person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages, liabilities, or expenses (including, unless you or such Additional Agent elects to assume the defense, the reasonable cost of investigating and defending against any claims therefor and counsel fees incurred in connection therewith), joint or several, which (1) may be based on the ground or alleged ground that the Memorandum (as from time to time amended and supplemented) or any supplemental sales material used by you or such Additional Agent, includes or allegedly includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which it was made, not misleading, but only insofar as such statement or omission was made in reliance upon, and in conformity with, information expressly furnished to the Company by you or an Additional Agent for use in the preparation thereof and such information relates to the obligations of the Placement Agent or such Additional Agent (and for the purposes of this Section (b), the Company agrees that the Agent has furnished no information for use in the preparation of the Initial Memorandum), (2) arise out of any acts or omissions by you that cause the Initial Placement or the Secondary Placement to involve a public offering under
Section 4(2) of the Act or your failure to be properly licensed to sell the Company's securities, or (3) arise out of your material breach of a representation or warranty or covenant or agreement contained in this Agreement; provided, however, that in no case are you or any Additional Agent to be liable with respect to any claims made against the Company or any such person against whom the action is brought unless the Company or such person shall have notified you or such Additional Agent, as the case may be, in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Company or such person, but failure to notify you or such Additional Agent of such claim shall not relieve you or such Additional Agent from any liability that you or such Additional Agent may have to the Company or such person otherwise than on account of the indemnity agreement contained in this paragraph. You or such Additional Agent shall be entitled to participate at your or its expense in the defense, or if you or such Additional Agent so elects, to assume the defense of any suit brought to enforce any such liability, but, if you or such Additional Agent elects to assume the defense, such defense shall be conducted by counsel chosen by you or such Additional Agent, as the case may be. In the event that you or such Additional Agent elects to assume the defense of any such suit and retain such counsel, the Company, said officers and directors and any person or persons, defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) you shall have specifically authorized the retaining of such counsel or (ii) the parties to such suit include you, such Additional Agent or such controlling person or persons, and the Company and you, such Additional Agent, or such controlling person or persons have been advised by counsel that one or more material legal defenses may be available to the Company that may not be available to you or them in which case you shall not be entitled to assume the defense of such suit notwithstanding your obligation to bear the reasonable fees and expenses of such counsel. You or such Additional Agent shall not be liable to indemnify any person for any settlement of any such claim effected without your or its consent which consent shall not be unreasonably withheld. This indemnity agreement will be in addition to any liability which you or any Additional Agent might otherwise have.

         (c) If the indemnification provided for in this Section 7 is unavailable, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect not only the relative benefits received by the Company on one hand and you and the Additional Agents, if any, on the other from either the Initial Placement or the Secondary Placement, but also the relative fault of the Company on the one hand and you and the Additional Agents, if any, on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities, or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and you and the Additional Agents, if any, on the other, shall be deemed to be in the same proportion as the total net proceeds from the Initial Placement or the Secondary Placement, as the case may be, received by the Company, bear to the total selling commissions and the value of the Agent Warrant received by you and the Additional Agents, if any. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, you or an Additional Agent, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and whether a party breached a representation or warranty or covenant or agreement contained in this Agreement. The Company and you agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such claim. Notwithstanding the provisions of this paragraph (c), (1) you shall not be required to contribute any amount in excess the cash commissions actually received by you less the amount of any damages which you have otherwise been required to pay by reason of an untrue or alleged untrue statement or omission or alleged omission by the Company, and (2) the Company shall not be required to contribute any amount in excess the total net proceeds actually received by the Company in connection with the Initial Placement and the Secondary Placement, less the amount of any damages which you have otherwise been required to pay by reason of an untrue or alleged untrue statement or omission or alleged omission by the Company. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         8.       SURVIVAL OF INDEMNITIES, REPRESENTATIONS, WARRANTIES. ETC.
         The respective indemnities, covenants, agreements, representations, warranties, and other statements of you and the Company as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of you, the Company or any of the officers or directors of the Company or any controlling person, and shall survive delivery of and payment for the Company's securities.

         9.  CONDITIONS OF YOUR OBLIGATIONS.
         Your obligations hereunder are subject to the accuracy in all material respects at and (except as otherwise stated herein) as of the date hereof and at and as of each respective Closing Date, of the representations and warranties made herein by the Company, to the compliance in all material respects at and as of each respective Closing Date by the Company with its covenants and agreements herein contained and other provisions hereof to be satisfied at or prior to the respective Closing Date and to the following additional conditions:

         (a) You shall not have stated in writing prior to a Closing Date to the Company that the respective Memorandum, or any amendment or supplement thereto contains an untrue statement of fact which, in your opinion, is material, or omits to state a material fact which, in your opinion, is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (b) You shall have received from McGuire Woods Battle & Boothe, LLP, counsel for the Company, an opinion, dated the Closing Date, substantially to the effect set forth in EXHIBIT D hereto.

         (c) You shall have received a certificate, dated as of each respective Closing Date, of the Chief Executive Officer or the President:

                  (i) No injunction preventing or suspending the use of the Memorandum has been issued, and, to the knowledge of the signers, no proceedings for that purpose have been instituted or are pending or contemplated under the Act or any state securities laws;

                  (ii) To the knowledge of the signers, the representations and warranties of the Company in this Agreement are true and correct in all material respects at and as of the Closing Date, and the Company has complied in all material respects with all the agreements and satisfied in all material respects all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                  (iii) To the knowledge of the signers, no litigation has been instituted or threatened against the Company or any of the Affiliates of a character required to be disclosed in the Memorandum that is not so disclosed; and

                  (iv) Except as disclosed in the respective Memorandum between the date of this Agreement and such Closing Date, there has not been any material adverse change, or to the knowledge of the Company, any development involving a prospective material adverse change (so far as the Company may now reasonably foresee), in the condition (financial or otherwise), business, prospects, or results of operations of the Company and the Affiliates taken as a whole.

         (d) The Company shall have furnished to you such additional certificates as you may have reasonably requested as to the accuracy, at and as of the respective Closing Date, of the representations and warranties made herein by it, as to compliance at and as of the respective Closing Date by it with its covenants and agreements herein contained and other provisions hereof to be satisfied at or prior to the respective Closing Date and as to other conditions to your obligations hereunder.

         (e) There shall not have been any material adverse change in any legal proceedings or regulatory actions pending or the commencement of similar actions which, if determined adversely to the Company, would have a material adverse effect on the condition (financial or otherwise), business, property, or results of operations of the Company.

         If any of the conditions provided for in this Section 9 shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by you by notifying the Company of such termination in writing at or prior to the respective Closing Date, but you shall be entitled to waive any of such conditions.

         10.  EFFECTIVE DATE.

         This Agreement shall become effective at 8:00 A.M., New York Time, on the date hereof.

         11.  TERMINATION.
         In the event of any termination of this Agreement under this or any other provision of this Agreement, there shall be no liability of any party to this Agreement to any other party, other than as provided in Sections 6, 7 and 8.

         This Agreement may be terminated after it becomes effective by:

         (A) the Company if (i) the Minimum Offering designated in the Memorandum for the Initial Placement is not fully subscribed for on or before March 1, 1999, or (ii) the minimum offering designated in the Memorandum for the Secondary Placement is not fully subscribed on or before December 31, 1999; and

         (B) you by notice to the Company (i) if at or prior to the respective Closing Date trading in securities on the New York Stock Exchange, American Stock Exchange, or Nasdaq Stock Market shall have been suspended or minimum or maximum prices shall have been established on either such exchange or stock market, or a banking moratorium shall have been declared by the State of New York or United States authorities (unless such suspension is made pending completion of the sale of the Common Stock or other Securities, at which time, such suspension will be lifted); (ii) if at or prior to any Closing Date there shall have been an outbreak of hostilities between the United States and any foreign power, or of any other insurrection or armed conflict involving the United States which, in your judgment, makes it impracticable or inadvisable to offer or sell the Common Stock or other Securities; (iii) if there shall have been any development or prospective development involving particularly the business or properties or securities of the Company or the transactions contemplated by this Agreement, which, in your reasonable good faith judgment, makes it impracticable or inadvisable to offer or deliver the Common Stock or other Securities on the terms contemplated by any Memorandum, or (iv) if there shall be any litigation or regulatory action, pending or threatened against or involving the Company, which, in your reasonable good faith judgment, makes it impracticable or inadvisable to offer or deliver the Common Stock or other Securities on the terms contemplated by the applicable Memorandum.

         If, and only if, the Company terminates this Agreement for any reason or either the Initial Placement or Secondary Placement fails to close because of the Company's breach of any representations or warranties contained in this Agreement or the Company's failure to fulfill its covenants and agreements contained in this Agreement, the Company shall pay for all actual expenses incurred by you as provided in Sections 4(f) and 6 hereof, less the amounts previously paid to you by the Company, which shall be in addition to all amounts previously paid to you and any amounts payable to you pursuant to Sections 4(f), 6, or 7 hereof.

         12.  NOTICES.
         All communications hereunder shall be in writing and, if sent to you or any Additional Agent shall be mailed, delivered or telegraphed and confirmed to you, at 225 West 34th Street, Suite 2008, New York, New York 10122, Attention:
Ted Flomenhaft; or if sent to the Company shall be mailed, delivered or telegraphed and confirmed to the Company, at 6005 Greenly Boulevard, Springfield, Virginia 22152, Attention: Charles W. Albo, President.

         13.  SUCCESSORS.
         This Agreement shall inure to the benefit of and be binding upon you, any Additional Agents, the Company and their respective successors and legal representatives. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the person or persons, if any, who control you or any Additional Agent within the meaning of Section 15 of the Act, and your and any Additional Agent's indemnities shall also be for the benefit of each officer and director of the Company and the person or persons, if any, who control the Company within the meaning of Section 15 of the Act.

         14.  APPLICABLE LAW.
         This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         If the foregoing correctly sets forth our understanding please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us.


                                 Very truly yours,

                                 SONUS COMMUNICATIONS, INC.

                                 By: /s/ Charles W. Albo
                                    -------------------------------------------
                                      Charles W. Albo, Chief Executive Officer


Accepted and delivered in New York, New York as of the date first above written

L. FLOMENHAFT & CO. INCORPORATED


By:  /s/ Ted Flomenhaft
   ------------------------------------
         Ted Flomenhaft, Vice President








Agreed to by the Founders:


/s/ Charles W. Albo
-------------------------
Charles W. Albo


/s/ Nana Maraneli
-------------------------
Nana Maranelli

EXHIBIT 3.1(C)

                             SHAREHOLDERS' AGREEMENT

         This Shareholders' Agreement (the "Agreement") is entered into as of January 21, 1999, by and among Sonus Communications, Inc., a Virginia corporation (the "Company"), the shareholders of record of the Company as of the date hereof (each a "Shareholder" and collectively the "Shareholders") and L. Flomenhaft & Co., Incorporated, G-V Capital Corp. and Lawrence Kaplan (each a "Warrantholder" and collectively the "Warrantholders"), holders of certain warrants to purchase shares of the Company's common stock, par value $.001 (the "Common Stock").

         WHEREAS, the Company has entered into that certain Placement Agent Agreement dated January 14, 1999 (the "Placement Agent Agreement") by and between the Company and L. Flomenhaft & Co., Incorporated, as placement agent, pursuant to which (i) the Company became obligated to enter into this Agreement and to provide for a special semi-annual dividend to be paid to the Shareholders and the Warrantholders upon the failure of the Company to complete a Qualifying Corporate Transaction (as defined therein) within one year of the date of the Placement Agent Agreement, (ii) the Company became obligated to issue certain placement agent warrants to L. Flomenhaft & Co., Incorporated, as placement agent, and its assigns (the "Agents Warrants"), (iii) in the event the Company completes a Qualifying Corporate Transaction (as defined therein), to file a registration statement to register the resale of the shares of the Company's common stock issuable upon exercise of the Agents Warrants, upon the terms and conditions set forth therein (the "Agents Warrants Filing Obligation"), and (iv) Charles W. Albo and Nana Maraneli (the "Founders") agreed that in the event the Company's fully taxed net income does not exceed $250,000 in the quarter ending December 31, 1999, each of the Founders shall return to the Company's capital stock, as a contribution to capital, 25% of the number shares of Common Stock held by each of them as set forth on EXHIBIT C to the Placement Agent Agreement, and further agreed to deposit such number of shares in escrow until such time as an audit by the Company's independent certified public accountants on the financial statements for the year ending December 31, 1999 is released and such accountants certify that the Company's fully taxed net income exceeded $250,000 in the quarter ending December 31, 1999 (the "Escrow and Forfeiture Obligations");

         WHEREAS, the Company has entered into that certain Consulting Agreement dated January 14, 1999 (the "Consulting Agreement") by and between the Company and L. Flomenhaft & Co., Incorporated, as consultant, which provides, among other things, (i) for the issuance of certain consulting warrants (the "Consulting Warrants") to L. Flomenhaft & Co., Incorporated, the exercise price of which is adjusted downward in the event that the Company consummates a Qualifying Corporate Transaction (as defined therein) on or before March 1, 1999, and (ii) that, in the event the Company completes a Qualifying Corporate Transaction (as defined therein), the Company will file a registration statement to register the resale of the shares of the Company's common stock issuable upon exercise of the Consulting Warrants (the "Consulting Warrants Filing Obligation");

         WHEREAS, it is the Company's present intention to enter into an agreement and plan of merger providing for a merger of Sonus Park Acquisitions, Inc., a Virginia corporation ("Sonus Park") and wholly-owned subsidiary of The Park Group, Ltd., a Colorado corporation ("Park"), with and into the Company, pursuant to which the Shareholders would receive shares of Park in a one-for-one exchange for their holdings of the Company's common stock (the "Proposed Merger");

         WHEREAS, the Company, the Shareholders and the Warrantholders desire to confirm that the Proposed Merger would qualify as a Qualifying Corporate Transaction within the meaning of the Placement Agent Agreement and the Consulting Agreement;

         WHEREAS, the Consulting Warrants and the Agents Warrants provide, among other things, for certain demand and piggy-back registration rights as set forth in the Consulting Agreement and the Placement Agent Agreement, respectively (the "Warrantholder Registration Rights") with respect to the Common Stock underlying the same;

         WHEREAS, the Company has entered into subscription agreements (each a "Subscription Agreement" and collectively the "Subscription Agreements") with each of the Shareholders providing, among other things, for piggy-back registration rights (the "Shareholder Registration Rights") with respect to the Shareholders' shares of Common Stock, all as set forth more fully in the Subscription Agreements;

         WHEREAS, the Company and the Shareholders desire to provide that the Warrantholder Registration Rights, the Shareholder Registration Rights, the Consulting Warrants Filing Obligation and the Agents Warrants Filing Obligation shall, upon consummation of the Proposed Merger, cease to be obligations of the Company and become, from and after the effective time of the Proposed Merger, obligations of Park;

         NOW, THEREFORE, IN EXCHANGE FOR THE MUTUAL PROMISES CONTAINED HEREIN AND FOR GOOD AND VALUABLE CONSIDERATION, THE AMOUNT AND SUFFICENCY OF WHICH IS HEREBY ACKNOWLEDGED, IT IS HEREBY AGREED:

         Section 1. AMENDMENT TO DEFINITION OF QUALIFYING CORPORATE TRANSACTION. The term "Qualifying Corporate Transaction", as used in both the Consulting Agreement and the Placement Agent Agreement, shall be deemed to, and shall include, the Proposed Merger, and at the effective time of the Proposed Merger, a Qualifying Corporate Transaction shall be deemed to have occurred. The Consulting Agreement and the Placement Agent Agreement are hereby amended to the extent necessary to provide for the same.

         Section 2. NOVATION OF OBLIGATION TO REGISTER SHARES. Upon the effective time of the Proposed Merger, the Warrantholder Registration Rights, as set forth in the Consulting Agreement and the Placement Agent Agreement, and the Shareholder Registration Rights, as set forth in the Subscription Agreements, shall cease to be the obligations of the Company and shall, from and after the effective time of the Proposed Merger, become the obligations of Park. The Consulting Agreement, Placement Agent Agreement and each of the Subscription Agreements are hereby amended to the extent necessary to provide for the same.

         Section 3. NOVATION OF FILING OBLIGATIONS. Upon the effective time of the Proposed Merger, the Agents Warrants Filing Requirement, as set forth in the Placement Agent Agreement, and the Consulting Warrants Filing Requirement, as set forth in the Consulting Agreement, shall cease to be the obligations of the Company and shall, from and after the effective time of the Proposed Merger, become the obligations of Park. The Consulting Agreement and Placement Agent Agreement are hereby amended to the extent necessary to provide for the same.

         Section 4. SPECIAL SEMI-ANNUAL DIVIDEND. If, by January 14, 2000, the Company has not completed (i) a merger with the Park Group Ltd., or an affilite thereof including, without limitation, Sonus Park, or (ii) another transaction pursuant to which a class of equity securities of the Company or its successor becomes registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Company becomes obligated to file periodic reports under Section 13 of the Exchange Act, then Shareholders shall be entitled to receive, and the Company and/or its successor hereby agrees and commits to pay and deliver: (i) a special semi-annual dividend in an amount equal to (x) the Company's retained earnings generated during the most recent semi-annual period (ending on June 30 and December 31 in each year), multiplied by (y) a fraction, the numerator of which is the number of shares held by such Shareholder, and the denominator of which is the aggregate number of shares held by all Shareholders plus the aggregate number of shares issuable upon exercise of the Consulting Warrants and the Agents Warrants, for a period of seven years beginning with the semi-annual period ending June 30, 2000, or until the Company completes such a transaction, whichever is earlier; and (ii) semi-annual financial statements prepared by management and audited by the Company's independent accounting firm, consisting of an audited balance sheet, income statement, statement of cash flows, statement of changes in equity and notes thereto. Retained earnings, for the purpose of calculating the special dividend hereunder, will be calculated assuming that Charles W. Albo's and Nana Maraneli's individual annual compensation is capped at $125,000 per year.

         Section 5. ESCROW AND FORFEITURE OBLIGATIONS. At the effective time of the Proposed Merger and upon the conversion of the Founders' shares of Common Stock (the "Founders' Shares") into shares of Park common stock, par value $.0001 per share, the Escrow and Forfeiture Obligations of the Founders, as set forth in the Placement Agent Agreement, shall cease to pertain to the Founders' Shares but shall, in lieu thereof, pertain to the shares of Park received by the Founders upon such conversion, to the same extent as the Escrow and Forfeiture Obligations pertained to the Founders' Shares. The Placement Agent Agreement is hereby amended to the extent necessary to provide for the same.

         Section 6.        MISCELLANEOUS.

         (a) APPLICABLE LAW. This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of Virginia, without regard to principles of conflicts of law.

         (b) PAYMENT OF EXPENSES. Except as otherwise set forth herein, each of the parties hereto shall bear its respective expenses incurred by it in connection with the negotiation and execution of this Agreement and any related documents and the consummation of the transactions contemplated by this Agreement.

         (c) FINAL AGREEMENT. This Agreement constitutes the entire Agreement between the parties with respect to the subject matter hereof, superseding all prior oral or written agreements and understandings.

         (d) AMENDMENT. This Agreement may be amended only by a written document signed and properly authorized by each of the parties hereto.

         (e) EXECUTION IN COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which shall together constitute one and the same instrument.

         (f) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns. This Agreement shall be freely assignable by the Company to Park at the effective time of the Proposed Merger, and shall inure to the benefit of the the Company and its successors and assigns.

         (g) NOTICE. Any notice or other communication given or required pursuant to this Agreement by any party to any other party shall be deemed properly given if the notice is in writing and is personally delivered or is mailed by registered or certified mail, postage prepaid, return receipt requested or by other delivery service providing evidence of delivery to the following:

             If to the Company:             60005 Greeley Blvd.
                                            Springfield, Virginia 22152

             With a copy to:                Clive R.G. O'Grady
                                            McGuire, Woods, Battle & Boothe LLP
                                            1050 Connecticut Ave., N.W.
                                            Suite 1200
                                            Washington, D.C. 20036

             If to the Shareholders or Warrantholders, then to their respective addresses as listed on the books and records of the Company, or to such other address as any party may hereafter furnish to the other parties.

         (h) INVALIDITY OR UNENFORCEABILITY. If any provision of this Agreement is deemed to be invalid or unenforceable in whole or in part, such provision, to the extent that it is invalid or unenforceable, shall be deemed struck from the Agreement and shall not affect the validity or enforceability of any other provision hereof. In addition, the parties agree that a court having jurisdiction may revise any provision determined to be invalid or unenforceable to the extent required to make it valid and enforceable consistent with the intention of the parties and, if a court will not do so, the parties agree to negotiate a provision having an effect as close as permitted by applicable law to the provision determined to be invalid or unenforceable and to incorporate such substitute provision in the Agreement.

         (i) ASSIGNMENT. This Agreement shall be assignable by the Company to Park at the effective time of the Proposed Merger, or by the Company to its successors by operation of law.

         (j) EFFECTIVENESS. This Agreement shall become effective immediately upon execution by the Company and at least one other party set forth below, and shall bind the Company and such other party thereafter.

This Agreement shall become effective with respect to additional parties immediately upon such additional party's execution hereof.

         (k) AUTHORIZED SIGNATORIES. Each of the persons signing below for persons or entities other than themselves have been duly authorized by the person or entity for whom they are signing to take such acts.

         IN WITNESS WHEREOF, the undersigned hereby set their hands on the date first set forth above:


                                            SONUS COMMUNICATIONS, INC.

                                            ------------------------------
                                            Charles W. Albo, CEO

Shareholders:


                                            /s/ Shareholders
                                            ------------------------------

EXHIBIT 3.1(D)

THIS DEBENTURE AND THE SHARES OF COMMON STOCK OF SONUS COMMUNICATION HOLDINGS, INC., A DELAWARE CORPORATION (THE "BORROWER") INTO WHICH THIS DEBENTURE SHALL BECOME CONVERTIBLE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL SATISFACTORY TO THE BORROWER THAT SUCH REGISTRATION IS NOT REQUIRED.

No.____________

                       SONUS COMMUNICATION HOLDINGS, INC.

                            10% CONVERTIBLE DEBENTURE


                                   May 5, 1999
                                   New York, New York


$_____________

         FOR VALUE RECEIVED, Sonus Communication Holdings, Inc., a Delaware
corporation ("Borrower"), promises to pay to the order of                      ,
with an address at                    ("Lender") the principal sum of
                     Dollars ($           ), together with interest accrued
thereon at an interest rate equal to ten percent (10%) per annum, on demand made by Lender at any time after the 180th day following the date first set forth above; PROVIDED, that Lender shall give Borrower ten (10) days prior written notice of such demand for payment; PROVIDED, FURTHER, that all of Lender's rights and interest under this Debenture, including, without limitation, Lender's right to receive payments of principal and interest hereunder, shall be fully satisfied, and all amounts to which Lender are, or would otherwise become, entitled to hereunder, shall be fully satisfied, upon conversion of this Debenture in accordance with the terms hereof on the Conversion Date. Anything to the contrary herein notwithstanding, no payment of principal or interest shall be required to be made by Borrower in the event this Debenture is converted into shares of Common Stock in accordance with the terms of this Debenture prior to the 180th day following the date first set forth above.

         Notwithstanding any other provision hereof, interest paid or becoming due hereunder shall in no event exceed the maximum rate permitted by applicable law. Both principal and interest are payable in lawful money of the United States of America to the Lender at the address above indicated.

         Any amount of principal hereof which is not paid when due, whether upon demand, by acceleration or otherwise, shall bear interest from the day when due until such principal amount is paid in full, payable on demand after ten (10) days prior written notice, at an interest rate equal at all times to ten percent (10%) per annum.

         The undersigned shall have the right to prepay the principal of this Debenture in whole at any time or in part, from time to time, all without penalty, provided that all accrued and unpaid interest through such payment date shall have been paid prior to or simultaneously therewith.

         This Debenture is one of a series of Debentures, which are identical but for principal amounts, issued by the Borrower as part of investment units offered and sold by the Borrower, and which Debentures are denoted as the 10% Convertible Debentures of Borrower.

         Any reference herein to the subsidiaries of the Borrower shall include both direct and indirect subsidiaries of the Borrower, including, without limitation, Sonus Communications, Inc., a Virginia corporation.

         Except as otherwise stated herein, the undersigned, for itself and its respective successors and assigns, hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance or endorsement of this Debenture.

         This Debenture and the provisions hereof are to be construed according to, and are governed by, the laws of the State of Delaware, without regard to principles of conflicts of laws thereof, and this Debenture is further subject to the following additional provisions:

         1. EVENTS OF DEFAULT. (a) If one or more of the following events (herein called "Events of Default") shall have occurred and be continuing, that is to say:

                           (i) If the Borrower shall default in the payment of
the principal or interest of any Debenture after the same shall become due and payable, and such default shall not have been remedied within thirty (30) days after written notice thereof to Borrower; or

                           (ii) If the Borrower or any of its subsidiaries shall
(1) commence any proceeding or other action relating to it in bankruptcy or seek reorganization, arrangement, readjustment of its debts, dissolution, liquidation, winding-up, composition or any other relief under the U.S. Bankruptcy Code, or under any other insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or any other similar act or law, of any jurisdiction; or (2) admit the material allegations of any petition or pleading in connection with any such proceeding; or (3) apply for, or consent or acquiesce to, the appointment of a receiver, conservator, trustee or similar officer for it or for all or a substantial part of its property; or
(4) make a general assignment for the benefit of creditors; or (5) be unable, or admit in writing that it is unable, to pay its debts as they mature; or (6) have any of the foregoing proceedings commenced against it by a third party and such proceeding or proceedings are not vacated within thirty (30) days;

then the holder of this Debenture may, at any time thereafter, at its option by written notice to the Borrower, declare the principal and all accrued interest thereon to be immediately due and payable, and thereupon the same shall become so due and payable, without presentment, demand, protest or notice, all of which are hereby waived by the Borrower.

                  (b) NON-WAIVER AND OTHER REMEDIES. No course of dealing or delay on the part of any holder of the Debentures in exercising any right shall operate as a waiver thereof or otherwise prejudice the right of any holder. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise. In case of any Event of Default, Borrower will reimburse the holder of this Debenture for its reasonable attorneys' fees incurred in connection with the enforcement of its rights hereunder.

         2.  CONVERSION.

                  (a)  MANDATORY CONVERSION.

                           (i) All principal hereof, as well as all accrued
interest on this Debenture (the "Outstanding Amount") shall, upon the first closing of a private placement (the "Private Placement") of common stock of the Company ("Common Stock") occurring after the date of this Debenture (the date of such first closing being hereinafter referred to as the "Conversion Date"), be automatically and mandatorily converted, without any further action on the part of the holder hereof, in the Private Placement, into such number of shares of Common Stock (the "Conversion Shares") as is equal to (A) the Outstanding Amount, divided by (B) 1.5, or if different, the price per share of shares offered in the Private Placement (the "Conversion Price"). The Conversion Price shall be subject to adjustment as hereinafter provided.

                           (ii) Upon conversion of this Debenture, the holder
hereof shall be entitled to shares of common stock of the Company (the "Additional Shares") in addition to the Conversion Shares, in an amount equal to one-half of the number of Conversion Shares into which this Debenture was converted pursuant to subsection 2(a)(i) immediately above.

                           (iii) Upon such mandatory conversion, the holder of
this Debenture shall surrender this Debenture, duly endorsed, at the office of the Borrower. The Borrower shall, as soon as practicable thereafter, issue and deliver to such holder of this Debenture, or to his nominee or nominees, a certificate or certificates evidencing the Conversion Shares and the Additional Shares. Anything to the contrary in this Debenture notwithstanding, any and all obligations of Borrower and Sonus Communications, Inc. hereunder shall be fully satisfied by and upon conversion of this Debenture in accordance with the terms hereof. Upon the issuance of such shares, this Debenture shall be marked "FULLY PAID AND SATISFIED".

                  (b) ADJUSTMENT FOR MERGER OR REORGANIZATION, ETC. In case of any consolidation or merger of the Borrower with or into another corporation, or the conveyance of all or substantially all of the assets of the Borrower to another corporation, or upon a stock split, stock dividend, consolidation or like event, this Debenture shall thereafter be convertible (to the extent such conversion is required hereunder) into the number of shares of stock or other securities or property to which a holder of the same number of shares of Common Stock deliverable upon conversion of this Debenture would have been entitled upon such event; and, in any such case, appropriate adjustment shall be made to the Conversion Price to the extent that the provisions set forth herein shall be thereafter applicable in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Debenture.

                  (c) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 2, the Borrower at its expense promptly shall compute such adjustment or readjustment and furnish to the holder of this Debenture a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

                  (d) FURTHER ADJUSTMENTS. In case at any time conditions arise which in the opinion of the Board of Directors or in the opinion of the holders of Debentures representing a majority of shares of Common Stock underlying all such outstanding Debentures, are not adequately covered by the provisions of this Section 2, or which might materially and adversely affect the rights of the holders of the Debentures in connection with the mandatory conversion of the Debentures, then the Board of Directors shall appoint a firm of independent certified public accountants of recognized national or regional standing, who shall give their opinion upon the adjustment, if any, necessary with respect to the Conversion Price, so as to preserve the conversion rights of the holders of the Debentures. Upon receipt of such opinion, the Board of Directors forthwith shall make the adjustments described therein.

         3. COVENANTS OF BORROWER. The Borrower covenants and agrees that for so long as this Debenture shall remain outstanding it:

                  (a) will cause to be reserved and kept available out of its authorized and unissued shares of Common Stock such number of shares that will be sufficient to permit the conversion in full of all outstanding Debentures;

                  (b) will take all such action as may be necessary to ensure that all shares of Common Stock delivered upon conversion of the Debentures shall, at the time of delivery of the certificates for such shares, be duly and validly authorized, issued, fully paid and non-assessable;

                  (c) will duly and punctually pay, or cause to be paid, the principal and interest on this Debenture on the date(s) on which such principal, premium (if any) and interest comes due;

                  (d) will preserve and keep in full force and effect its corporate existence and that of each of its subsidiaries;

                  (e) will cause all properties used or useful in the conduct of its business and that of its subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excluded);

                  (f) will not declare or pay any cash dividend or other distribution on the Common Stock or make, or directly or indirectly assume, any liability or obligation in connection with any distribution of any sort in respect to its Common Stock; and

                  (g) will not sell, lease, convey or transfer its properties or assets or those of any of its subsidiaries as an entirety, or substantially as an entirety, to any person other than in the ordinary course of business, or merge or consolidate with any other business or person without the consent of the holder of this Debenture, which consent shall not be unreasonably withheld.




                                       SONUS COMMUNICATION HOLDINGS, INC.


                                       By: /s/ W. Todd Coffin
                                          -------------------------------------
                                               W. Todd Coffin, CEO



AGREED TO AND ACCEPTED BY HOLDER:


/s/ Holder
-----------------------------
Name:

EXHIBIT 3.1(E)


                  PROPOSED INVESTOR'S NAME:____________________

                           AGREEMENT NUMBER:__________










                                    DEBENTURE

                               PURCHASE AGREEMENT


                             DATED AS OF MAY 5, 1999

                                 BY AND BETWEEN

                       SONUS COMMUNICATION HOLDINGS, INC.

                                       AND

                        EACH OF THE PURCHASERS LISTED IN
                            SCHEDULE A ANNEXED HERETO

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") OR THE SECURITIES COMMISSION OF ANY STATE, NOR HAS ANY SUCH COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DEBENTURE PURCHASE AGREEMENT OR ITS EXHIBITS OR SCHEDULES (THE "PURCHASE AGREEMENT"). ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE PURCHASE OF THE SECURITIES OFFERED HEREBY AND DESCRIBED IN THIS PURCHASE AGREEMENT INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS AND CERTAIN INFORMATION CONCERNING THE COMPANY" SET FORTH AS EXHIBIT B HERETO. PROSPECTIVE INVESTORS SHOULD CAREFULLY READ THIS PURCHASE AGREEMENT IN ORDER TO EVALUATE THE RISKS INVOLVED IN LIGHT OF THEIR INVESTMENT OBJECTIVES AND FINANCIAL RESOURCES. IN MAKING AN INVESTMENT DECISION, PROSPECTIVE INVESTORS MUST RELY ON THEIR OWN EVALUATION OF THE COMPANY, THE 10% CONVERTIBLE DEBENTURES (THE "DEBENTURES") OFFERED HEREBY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THIS PURCHASE AGREEMENT AND ITS EXHIBITS AND SCHEDULES CONTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE "1933 ACT") AND THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. THE COMPANY'S ACTUAL RESULTS AND ACTIVITIES COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF THE RISK FACTORS DESCRIBED IN "RISK FACTORS AND CERTAIN INFORMATION CONCERNING THE COMPANY" SET FORTH AS EXHIBIT B HERETO AND OTHER FACTORS INCLUDED ELSEWHERE IN THIS PURCHASE AGREEMENT.

NO REPRESENTATIONS, WARRANTIES, OR ASSURANCES OF ANY KIND ARE MADE OR SHOULD BE INFERRED WITH RESPECT TO THE ECONOMIC RETURN OR THE TAX CONSEQUENCES WHICH MAY BE REALIZED BY A PURCHASER OF THE DEBENTURES OFFERED HEREBY. PROSPECTIVE INVESTORS SHOULD NOT CONSTRUE THE CONTENTS OF THIS PURCHASE AGREEMENT OR ANY COMMUNICATION, WHETHER WRITTEN OR ORAL, FROM THE COMPANY OR ITS OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS, AS LEGAL, TAX, ACCOUNTING OR OTHER EXPERT ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR COUNSEL, ACCOUNTANTS AND OTHER PROFESSIONAL ADVISORS AS TO THE LEGAL, TAX, ACCOUNTING AND RELATED MATTERS CONCERNING THEIR INVESTMENT IN THE DEBENTURES.

THE DEBENTURES ARE BEING OFFERED ONLY TO ACCREDITED INVESTORS WHO ARE CAPABLE OF BEARING THE ECONOMIC RISKS OF THIS INVESTMENT, INCLUDING THE RISK OF LOSING THEIR ENTIRE ORIGINAL INVESTMENT, AND WHO, INDIVIDUALLY OR THROUGH A PURCHASER REPRESENTATIVE, HAVE SUCH KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT THEY ARE CAPABLE OF EVALUATING THE MERITS AND RISKS OF AN INVESTMENT IN THESE SECURITIES.

THE SECURITIES OFFERED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. PROSPECTIVE INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THEIR INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

EACH RECIPIENT OF THIS PURCHASE AGREEMENT IS ENCOURAGED TO AVAIL ITSELF OF THE OPPORTUNITY TO ASK QUESTIONS OF, AND RECEIVE ANSWERS FROM, THE COMPANY CONCERNING ITS BUSINESS OPERATIONS, THE TERMS AND CONDITIONS OF THIS OFFERING, AND TO OBTAIN ADDITIONAL INFORMATION, TO THE EXTENT THAT IT IS POSSESSED OR OBTAINABLE WITHOUT UNREASONABLE EFFORT OR EXPENSE, NECESSARY TO VERIFY THE

ACCURACY OF THE INFORMATION IN THIS PURCHASE AGREEMENT. ANY PROSPECTIVE INVESTORS HAVING ANY QUESTIONS REGARDING THIS OFFERING OR DESIRING ANY ADDITIONAL INFORMATION OR DOCUMENTS TO VERIFY OR SUPPLEMENT THE INFORMATION CONTAINED HEREIN SHOULD CONTACT W. TODD COFFIN, CHIEF EXECUTIVE OFFICER AT SONUS COMMUNICATION HOLDINGS, INC., 1600 WILSON BLVD., SUITE 1008, ARLINGTON, VIRGINIA 22201.

THERE IS NO PUBLIC OR OTHER MARKET FOR THE DEBENTURES OF THE COMPANY OFFERED HEREBY OR FOR THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION THEREOF (THE "CONVERSION SHARES") NOR CAN THERE BE ANY ASSURANCE THAT SUCH MARKET WILL DEVELOP AFTER THE COMPLETION OF THIS OFFERING OR AT ANY OTHER TIME.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PURCHASE AGREEMENT AND ANY INFORMATION OR REPRESENTATIONS NOT CONTAINED HEREIN OR IN THE DOCUMENTS FURNISHED BY THE COMPANY AS CONTEMPLATED HEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY OR ON BEHALF OF THE COMPANY. THE DELIVERY OF THIS PURCHASE AGREEMENT AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

THE DISTRIBUTION OF THIS PURCHASE AGREEMENT AND THE OFFERING OF THE DEBENTURES IN CERTAIN JURISDICTIONS MAY BE RESTRICTED BY LAW. PERSONS INTO WHOSE POSSESSION THIS PURCHASE AGREEMENT COMES ARE REQUIRED BY THE COMPANY TO INFORM THEMSELVES ABOUT AND OBSERVE ANY SUCH RESTRICTIONS. THIS PURCHASE AGREEMENT DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT LAWFUL, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO.

NO ACTION HAS BEEN OR WILL BE TAKEN BY THE COMPANY THAT WOULD PERMIT A PUBLIC OFFERING OF THE DEBENTURES OR THE CONVERSION SHARES OR THE CIRCULATION OR DISTRIBUTION OF THIS PURCHASE AGREEMENT OR ANY OFFERING MATERIAL IN RELATION TO THE DEBENTURES OR THE CONVERSION SHARES IN ANY COUNTRY OR JURISDICTION WHERE ACTION FOR THAT PURPOSE IS REQUIRED.

THIS PURCHASE AGREEMENT HAS BEEN PREPARED SOLELY FOR THE BENEFIT OF PROSPECTIVE INVESTORS INTERESTED IN THE PROPOSED PRIVATE PLACEMENT OF THE DEBENTURES AND CONSTITUTES AN OFFER ONLY IF THE NAME OF THE PROSPECTIVE INVESTOR APPEARS IN THE APPROPRIATE SPACE PROVIDED ON THE COVER HEREOF. DISTRIBUTION OF THIS PURCHASE AGREEMENT TO ANY PERSON OTHER THAN SUCH PROSPECTIVE INVESTOR AND THOSE PERSONS RETAINED TO ADVISE SUCH PROSPECTIVE INVESTOR WITH RESPECT THERETO IS UNAUTHORIZED, AND ANY REPRODUCTION OF THIS PURCHASE AGREEMENT, IN WHOLE OR IN PART, OR THE DIVULGENCE OF ANY OF ITS CONTENTS, WITHOUT THE PRIOR WRITTEN CONSENT OF SONUSCOMMUNICATION HOLDINGS, INC. IS PROHIBITED.

                          DEBENTURE PURCHASE AGREEMENT

         THIS DEBENTURE PURCHASE AGREEMENT (the "Agreement") is made as of the 5th day of May, 1999, by and among SONUS COMMUNICATION Holdings, Inc., a Delaware corporation (the "Company"), and the investors listed on Schedule A attached hereto and made a part hereof (the "Investors").

                               W I T N E S S E T H

         WHEREAS, the Company desires to sell to the Investors up to an aggregate of $400,000 in principal amount of the Company's 10% Convertible Debentures in the form attached hereto as Exhibit A (the "Debentures"), subject to the terms and conditions set forth herein; and

         WHEREAS, the Investors desire to purchase such Debentures.

         NOW, THEREFORE, in consideration for the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1.       PURCHASE AND SALE OF DEBENTURES.

                  a. SALE AND ISSUANCE. Subject to the terms and conditions of this Agreement, each Investor agrees, severally but not jointly, to purchase at the Closing (as hereinafter defined), and the Company agrees to sell and issue at the Closing, that principal amount of Debentures set forth opposite each such Investor's name on Schedule A attached hereto for the purchase price set forth on Schedul A (the "Purchase Price"), to be paid by immediately available funds or cashier's check, and delivered to the Company upon execution and delivery hereof by Investor.

                  b. OFFERING; NO MINIMUM. The offering of the Debentures ("Offering") shall be conducted by the Company without any compensation being paid to a broker or placement agent. There is no minimum to the Offering, and Closings will be held at the Company's discretion upon receipt of subscriptions and acceptance thereof by the Company. An executed Agreement, together with the Purchase Price and the fully completed Statement of Accredited Investor attached hereto as Exhibit C (the "Statement of Accredited Investor"), should be returned to the Company. This Offering shall terminate on May 31, 1999, unless extended by the Company in its sole discretion for a period of up to 60 additional days (the "Termination Date"). Payments shall be held in escrow pursuant to the terms of this Agreement. Payment held in escrow will not bear interest. The Company reserves the right, in its sole discretion, to reject any subscription in whole or in part. This Purchase Agreement will be binding upon and enforceable against the Company only when countersigned by an authorized agent of the Company.

                  c. CLOSINGS. The purchase and sale of the Debentures shall take place at one or multiple closings at the Law Offices of David N. Feldman, 36 West 44th Street, New York, New York 10036, upon receipt of subscriptions acceptable by the Company and at such time as is mutually agreeable to L. Flomenhaft & Co., Incorporated ("Placement Agent") and the Company, or at such other time and place as the Company may designate (the "Closing" or "Closings"); provided that all Closings shall take place no later than the Termination Date. At each Closing, the Company shall deliver to the Investors the Debentures, against delivery to the Company by each such Investor of its Purchase Price, a fully completed Statement of Accredited Investor and signature pages to this Agreement.

                  d. PAYMENT AND ESCROW. If paying by cashier's check, make check payable to "L. Flomenhaft & Co., Inc. Escrow Account For Sonus Communication Holdings, Inc.". If wiring funds, please wire transfer to:

                     ABA # ______________
                     Commercial Bank of New York, 120 Broadway,
                     New York, NY 10027
                     For Credit To: L. Flomenhaft & Co., Inc. Escrow For Sonus Communication Holdings, Inc.
                     Account # ____________

Placement Agent will hold subscription payments received in escrow in the aforementioned account until such time as Placement Agent and the Company agree to close the transactions contemplated by this Agreement which shall be within 90 days of the receipt of payment, unless such proceeds are returned to the Investor by the Placement Agent.

                  e. CONVERTABILITY FEATURE. The Debentures shall be convertible into shares of Common Stock of the Company in accordance with the terms and conditions of the Debenture, attached hereto as Exhibit A.

         2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to each Investor as follows:

                  a. ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority to carry on its business as now conducted. The Company is duly qualified to transact business, and is in good standing, in each U.S. jurisdiction in which the failure to so qualify would have a material adverse effect on its business.

                  b. CAPITALIZATION. The authorized capital of the Company consists of 100,000,000 shares of common stock and, after Closing and assuming all necessary action on the part of American Securities Transfer & Trust, Inc., acting as transfer agent for the Company, to duly record the transactions on the books and records of the Corporation as contemplated by that certain letter agreement attached to this Agreement as Exhibit E, by and among the Company, Charles W. Albo, Nana Maraneli and L. Flomenhaft & Co., Incorporated (the "Letter Agreement"), all of which transactions have, if required, been authorized by the Board of Directors of the Company, 3,342,385 shares will then be currently issued and outstanding.

                  c. AUTHORIZATION. All action on the part of the Company necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the authorization, issuance and delivery of the Debentures being sold hereunder, to the extent that the foregoing requires performance on or prior to the Closing, has been taken or will be taken on or prior to the Closing, and the Company has all requisite power and authority to enter into this Agreement.

                  d. LITIGATION. No claim, action, proceeding or investigation is pending, or to the best knowledge of the Company threatened, which seeks to delay or prevent the consummation of the transactions contemplated hereby, or which would be reasonably likely to adversely affect the Company's ability to consummate the transactions contemplated hereby, or which would have a material adverse effect on the business, prospects, property, condition (financial or otherwise) or operations of the Company.

         3. REPRESENTATIONS AND WARRANTIES OF INVESTORS. Each Investor hereby represents and warrants to the Company as follows:

                  a. ORGANIZATION; GOOD STANDING; POWER AND AUTHORITY; BINDING OBLIGATION. Investor has full power and authority to enter into this Agreement, and, for those Investors which are corporations (i) such Investor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to carry on its business as now conducted, and (ii) all action on the part of the Investor necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Investor hereunder, including, without limitation, the payment of the purchase price for the Debentures being sold such Investor hereunder has been taken, and the Investor has all requisite power and authority to enter into this Agreement. This Agreement has been duly executed and delivered by Investor and, assuming due authorization, execution and delivery by the Company, constitutes Investor's valid and legally binding obligation enforceable against the Investor in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency (including, without limitation, all laws relating to fraudulent transfers), moratorium or similar laws affecting creditors' rights generally, subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and subject to the effect of applicable securities laws as to rights of indemnification.

                  b. PURCHASE ENTIRELY FOR OWN ACCOUNT, ETC.. The Debentures to be purchased by Investor hereunder will be acquired for investment for Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof. Investor has no present intention of selling, granting any participation in, or otherwise distributing the Debentures or the Conversion Shares. Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to any person with respect to the Debentures or the Conversion Shares. The Investor has not construed the contents of this Agreement, or any additional agreement with respect to the proposed investment in the Debentures or any prior or subsequent communications from the Company, or any of its officers, employees or representatives, as investment, tax or legal advice or as information necessarily applicable to such Investor's particular financial situation. The Investor has consulted its own financial advisor, tax advisor, legal counsel and accountant, as necessary or desirable, as to matters concerning his investment in the Debentures.

                  c. DISCLOSURE. Investor has received or reviewed all the information which such Investor has requested for the purposes of determining the merits of the Debentures as an investment. Investor has read and understands the Risk Factors and Certain Information Concerning the Company, attached hereto as Exhibit B. Investor also has received and reviewed a copy of the Company's unaudited financial statements for the period ended February 29, 1999, attached hereto as Exhibit D (the "Unaudited Financials"). Investor understands and acknowledges that Exhibit B contains a discussion of certain financial and other developments which have occurred since February 29, 1999, the effects of which are not reflected in the Unaudited Financials and which may have a material adverse effect on the Sonus, the Company and their respective financial conditions. The Company plans to provide each of the Investors with audited financial statements as soon as practicable after such statements become available from the Company's auditors.

                  Investor has had an opportunity to ask questions and receive answers from the Company regarding the Company, its business, operations and financial condition and the terms and conditions of this offering of Debentures, and answers have been provided to Investor's full satisfaction. Investor has fully reviewed all corporate and governance documents of the Company and such other documents which Investor feels is necessary or appropriate prior to purchase of the Debentures, understands all relevant terms and has asked all questions and received answers thereto to Investor's full satisfaction. If deemed necessary by Investor, Investor has consulted with a professional advisor who has provided Investor with advice concerning terms. INVESTOR ACKNOWLEDGES AND AGREES THAT THE PURCHASE OF THE DEBENTURES INVOLVES A HIGH DEGREE OF RISK, INCLUDING, WITHOUT LIMITATION, THOSE SET FORTH ON EXHIBIT B HERETO, AND MAY RESULT IN A LOSS OF THE ENTIRE AMOUNT INVESTED. EACH INVESTOR FURTHER ACKNOWLEDGES AND AGREES THAT THERE IS NO PUBLIC MARKET FOR THE DEBENTURES OR THE CONVERSION SHARES OR ANY OTHER SECURITIES OF THE COMPANY. THERE IS NO ASSURANCE THAT THE COMPANY'S OPERATIONS WILL RESULT IN REVENUES OR BE PROFITABLE OR THAT A PUBLIC MARKET FOR THE DEBENTURES OR THE CONVERSION SHARES WILL DEVELOP AT ANY TIME.

                  d. ACCREDITED INVESTOR. Investor is an accredited investor as defined in Rule 501(a) of Regulation D under the 1933 Act. The information provided by Investor on the Statement of Accredited Investor, attached hereto as Exhibit C, is true and correct in all respects. Investor is capable of bearing the economic risk of an investment in the Debentures, including the possible loss of Investor's entire investment. Investor has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of an investment in the Debentures and Conversion Shares offered hereby. If other than an individual, Investor has not been organized solely for the purpose of acquiring the Debentures.

                  e. RESTRICTED SECURITIES. Investor understands that the Debentures being purchased hereunder, as well as the Conversion Shares, are "restricted securities" as defined in the 1933 Act, and that under federal and state securities laws the Debentures or Conversion Shares may be resold without registration under the 1933 Act only in certain limited circumstances. Investor is familiar with Rule 144 promulgated by the Securities and Exchange Commission (the "Commission") under the 1933 Act, and understands the resale limitations imposed thereby and by the 1933 Act generally. Investor also acknowledges that the Debentures and Conversion Shares are subject to significant restrictions on transfer, pledge or hypothecation.

                  f. LEGENDS. It is understood that certificates or other evidence of the Debentures and Conversion Shares may bear the following legend, as well as any legend required by the laws of any state:

                  "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED PURSUANT TO A VALID EXEMPTION THEREFROM UNDER THE SECURITIES ACT OF 1933."

                  g.  CONSENTS AND APPROVALS; NO CONFLICT.

                           (i) The execution and delivery of this Agreement by
the Investor does not, and the performance of this Agreement by the Investor will not, require any consent, approval, authorization or other action by, or filing with or notification to, any governmental or regulatory authority.

                           (ii) The execution, delivery and performance of this
Agreement by the Investor does not (A) in the case of any Investor that is not an individual, conflict with or violate the charter or bylaws, partnership or other governing documents of such Investor, or (B) except as would not have a material adverse effect on the ability of the Investor to consummate the transactions contemplated by this Agreement, conflict with or violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to the Investor.

         4. COVENANT OF INVESTORS. Each Investor hereby covenants with the Company that, without in any way limiting the representations set forth in
Section 3 above, Investor shall not make any disposition of all or any portion of the Debentures and Conversion Shares unless and until:

                  a. there is then in effect a registration statement under the 1933 Act covering such proposed disposition, and such disposition is made in accordance with such registration statement; or

                  b. such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and, if requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, in form and substance satisfactory to the Company, that such disposition will not require registration of the Shares under the 1933 Act.

         5. CONDITIONS OF INVESTOR'S OBLIGATIONS AT CLOSING. The obligations of each Investor hereunder are subject to, and contingent upon, the fulfillment, on or before each Closing, of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent in writing thereto:

                  a. REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Section 2 hereof shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

                  b. PERFORMANCE. The Company shall have performed and complied with all agreements, obligations and covenants contained in this Agreement that are required to be performed or complied with by it on or before the Closing; provided that the obligations of the Investors shall not be subject to or contingent upon the issuance by the Company of the Debentures to the persons or entities set forth on Schedule A attached hereto who have not performed or tendered the performance of their obligations required to be performed under this Agreement on or prior to the Closing.

                  c. DELIVERY OF DEBENTURES The Company shall have delivered to the Investor a Debenture in the form attached hereto as Exhibit A, and in such amount as set forth opposite each such Investor's name on Schedule A attached hereto.

         6. CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING. The obligations of the Company to each Investor hereunder are subject to and contingent upon the fulfillment by such Investor, on or before the Closing, of each of the following conditions:

                  a. REPRESENTATIONS AND WARRANTIES. The representations and warranties of each Investor contained herein shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

                  b. PAYMENT OF PURCHASE PRICE BY INVESTORS. Each Investor shall have delivered to the Company the Purchase Price specified in Schedule A attached hereto, in the manner specified in Section 1.b. hereof.

                  c. STATEMENT OF ACCREDITED INVESTOR. Each Investor shall have delivered to the Company a Statement of Accredited Investor in the form set forth in Exhibit C attached hereto, and the information provided therein shall be complete and correct on and as of the Closing with the same effect as though such information had been provided as of the date of such Closing.

         7.       MISCELLANEOUS.

                  a. SURVIVAL OF WARRANTIES. The representations, warranties and covenants of the Investors contained in this Agreement shall survive the execution and delivery of this Agreement and the Closing.

                  b. SUCCESSORS AND ASSIGNS. This Agreement may not be assigned by any party hereto. The terms and conditions of this Agreement shall inure to the benefit of, and be binding upon, the respective successors of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  c. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflict of laws thereof.

                  d. COUNTERPARTS; DELIVERY BY FACSIMILE. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of this Agreement may be effected by facsimile.

                  e. TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  f. NOTICES. Unless otherwise provided, any notice required or permitted hereunder shall be given by personal service upon the party to be notified, by nationwide overnight delivery service or upon deposit with the United States Post Office, by certified mail, return receipt requested and:

                           i. if to the Company, addressed to SONUS
COMMUNICATION HOLDINGS, INC., 1600 Wilson Blvd., Suite 1008, Arlington, Virginia 22201, Attention: W. Todd Coffin, with a copy to Cecil E. Martin, III, Esquire, McGuire, Woods Battle & Booth LLP, Seven Saint Paul Street, Suite 1000, Baltimore, Maryland 21202-1626, or at such other address as the Company may designate by notice to each of the Investors in accordance with the provisions of this Section 7.f.; and

                           ii. if to the Investors, at their respective
addresses indicated on the signature pages hereof, or at such other addresses as any one or more Investors may designate by notice to the Company in accordance with the provisions of this Section 7.f.

                  g. EXPENSES. Irrespective of whether a Closing is effected, the Company and the Investors shall pay all of their own costs and expenses incurred with respect to the negotiation, execution, delivery and performance of this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                  h. AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either prospectively or retroactively), only with the written consent of the Company and a majority in interest of the Investors.

                  i. SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded, and this Agreement shall be otherwise enforceable in accordance with its terms.

                  j. ENTIRE AGREEMENT. This Agreement (including the exhibits and schedules hereto) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties hereto.

                  k. AMENDMENT. This Agreement may be amended or modified only by an instrument in writing signed by the Company and by Investors adversely affected by any such amendment or modification.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                     SONUS COMMUNICATION HOLDINGS, INC.


                                     By: /s/ W. Todd Coffin
                                        --------------------------------------
                                         W. Todd Coffin
                                         President and Chief Executive Officer

                                     [Investor Signature Pages Follow]

EXHIBIT 3.1(F)


                               ARTICLES OF MERGER

                                       OF

                          SONUS PARK ACQUISITIONS, INC.

                                  WITH AND INTO

                           SONUS COMMUNICATIONS, INC.

         Sonus Communications, Inc., a Virginia corporation (the "Surviving Corporation"), hereby submits these Articles of Merger for the purpose of merging Sonus Park Acquisitions, Inc., a Virginia corporation (the "Merging Corporation"), with and into the Surviving Corporation:

         I. The Plan of Merger attached hereto as EXHIBIT A has been duly recommended, adopted and approved by the respective boards of directors of each of the Surviving Corporation, the Merging Corporation and the Parent Corporation, and was submitted to and approved by all of the shareholders of the Surviving Corporation and Merging Corporation by unanimous written consent, all in accordance with the applicable requirements of the Virginia Stock Corporation Act.

         II.      The surviving corporation is Sonus Communications, Inc.

         This the 26th day of February, 1999:

                                               SURVIVING COMPANY:

                                               SONUS COMMUNICATIONS, INC.


                                               By: /s/ Nana Maraneli
                                                  ------------------------------
                                                   Nana Maraneli, President


                                               MERGING CORPORATION:

                                               SONUS PARK ACQUISITIONS, INC.


                                               By: /s/ Herbert Donica
                                                  ------------------------------
                                                   Herbert Donica, President

                                    EXHIBIT A

                                 PLAN OF MERGER
                                       OF
                          SONUS PARK ACQUISITIONS, INC.
                                       AND
                           SONUS COMMUNICATIONS, INC.

                                February 26, 1999

A.       ENTITIES PARTY TO THE PLAN OF MERGER.

         The corporations party to this Plan of Merger (the "Plan of Merger") are (i) Sonus Park Acquisitions, Inc., a Virginia corporation (the "Merging Corporation") and, prior to the Effective Time, a wholly-owned subsidiary of The Park Group, Ltd., a Colorado corporation (the "Parent Corporation"), (ii) the Parent Corporation, and (iii) Sonus Communications, Inc., a Virginia corporation (the "Surviving Corporation"). At the Effective Time (hereinafter defined) of the merger set forth herein (the "Merger"), the Merging Corporation will merge with and into the Surviving Corporation, and the Surviving Corporation will become a wholly-owned subsidiary of the Parent Corporation, subject to the terms and conditions set forth in this Plan of Merger.

B.       NAME OF SURVIVING CORPORATION.

         After the Merger, the Surviving Company will continue to have the name "Sonus Communications, Inc."


C.       MERGER AND EFFECTIVE TIME; CESSATION OF CORPORATE EXISTENCE.

         The Merger will be effected subject to the terms and conditions of this Plan of Merger when Articles of Merger in accordance with this Plan of Merger are filed with and accepted by the State Corporation Commission of the Commonwealth of Virginia (the "Effective Time"). At the Effective Time, the corporate existence of the Merging Corporation will cease, and the corporate existence of the Surviving Corporation will continue.

D.       RIGHTS AND LIABILITIES OF SURVIVING CORPORATION.

         At the Effective Time, the Merger shall have the effects on the Merging Corporation, the Surviving Corporation, and the holders of shares of capital stock of each as stated in Section 13.1-721 of the Virginia Stock Corporation Act, in addition to the effects expressly described in this Plan of Merger.

E.       CONVERSION AND EXCHANGE OF SHARES.

         The manner and basis of converting (i) the outstanding shares of the Merging Corporation into shares of the Surviving Corporation, (ii) the outstanding shares, and outstanding rights to acquire shares of the Surviving Corporation, into shares of the Parent Corporation and warrants of the Parent Corporation, respectively, and (iii) the treatment of shares of capital stock of the Parent Corporation at the Effective Time is as follows:

         1. CONVERSION OF SURVIVING CORPORATION SHARES. At the Effective Time, each one (1) share of common stock of the Surviving Corporation, par value $.001 per share, issued and outstanding at the Effective Time (each such share being collectively referred to herein as an "Old Sonus Share", and all four million (4,000,000) of such shares issued and outstanding at the Effective Time being collectively referred to herein as the "Old Sonus Shares"), shall be automatically converted, by operation of law, into one (1) share of common stock of the Parent Corporation, par value $.0001 per share (each such share being collectively referred to herein as a "Merger Share", and all four million (4,000,000) of such shares being collectively referred to herein as the "Merger Shares"), without any further act on the part of the holder thereof, the Surviving Corporation or the Parent Corporation. No other property, shares, other securities or consideration of any type will be distributed or issued in connection with or as a result of the Merger. At the Effective Time, the Parent Corporation shall assume all of the rights and obligations pertaining to the Old Sonus Shares including, without limitation, all registration rights relating to the Old Sonus Shares, which, from and after the Effective Time, shall cease to be the obligations of the Surviving Corporation. All stock certificates issued by the Surviving Corporation and representing any Old Sonus Shares (each an "Old Sonus Certificate" and collectively the "Old Sonus Certificates"), shall be deemed from and after the Effective Time to represent such number of Merger Shares as is equal to the number of Old Sonus Shares set forth in such Old Sonus Certificate and, upon surrender of any Old Sonus Certificate by holders thereof to the Parent Corporation, such holders shall be immediately entitled to one or more new stock certificates issued by the Parent Corporation representing such number of Merger Shares (the "Merger Share Certificates").

         2. CONVERSION OF MERGING CORPORATION SHARES. Immediately upon the conversion of the Old Sonus Shares into the Merger Shares at the Effective Time, as provided in Section E.1. above, each one (1) share of common stock of the Merging Corporation, no par value per share, issued and outstanding at the Effective Time (each such share being collectively referred to herein as an "Old Acquisition Share", and all one thousand (1,000) of such shares being collectively referred to herein as the "Old Acquisition Shares"), shall be automatically converted, by operation of law, into one thousand (1,000) shares of common stock of the Surviving Corporation, par value $.001 per share (each such share being collectively referred to herein as a "New Sonus Share", and all one thousand (1,000) of such shares being collectively referred to herein as the "New Sonus Shares"), without any further act on the part of the Parent Corporation, as holder thereof, the Merging Corporation or the Surviving Corporation. No other property, shares, other securities or consideration of any type will be distributed or issued in connection with or as a result of the Merger. The stock certificate issued by the Merging Corporation to the Parent Corporation, as sole shareholder of the Merging Corporation, and representing the Old Acquisition Shares (the "Old Acquisition Certificate"), shall be deemed from and after the Effective Time to represent 1,000 New Sonus Shares and, upon surrender of the Old Acquisition Certificate by the Parent Corporation to the Surviving Corporation, the Parent Corporation shall be immediately entitled to one or more new stock certificates representing, in the aggregate, 1,000 New Sonus Shares.

         3. CONVERSION OF WARRANTS TO PURCHASE SURVIVING CORPORATION SHARES. At the Effective Time, all warrants to purchase shares of common stock of the Surviving Corporation, par value $.001 per share, granted and outstanding at the Effective Time (each such warrant an "Old Warrant", and such warrants being collectively referred to herein as "Old Warrants"), shall be automatically converted, by operation of law, into and shall become a warrant to purchase an identical number of shares of common stock of the Parent Corporation, par value $.0001 per share, exercisable at the same price and subject to the same terms and conditions as each Old Warrant (such warrants being collectively referred to herein as the "New Warrants"), without any further act on the part of the holders thereof, the Parent Corporation, or the Surviving Corporation. At the Effective Time, the Parent Corporation shall assume all of the rights and obligations set forth in the Old Warrants including, without limitation, all registration rights relating to shares underlying such Old Warrants, which, from and after the Effective Time shall cease to be the obligations of the Surviving Corporation. No other property, shares, other securities or consideration of any type will be distributed or issued in respect of the Old Warrants in connection with or as a result of the Merger or by the Surviving Corporation in respect of the Warrants from and after the Effective Time. The Old Warrants issued by the Surviving Corporation shall be deemed from and after the Effective Time to represent New Warrants and, upon surrender of the Old Warrants, the holders thereof shall be immediately entitled to New Warrants to purchase such number of shares of common stock of the Parent Corporation, par value $.0001 per share, as is equal to the number of shares of common stock of the Surviving Corporation as set forth in the Old Warrant, exercisable at the same price and subject to the same terms and conditions as each Old Warrant.

         4. The 347,954 shares of common stock of the Parent Corporation, par value $.0001 per share, issued and outstanding prior to the Effective Time shall not be converted, exchanged or otherwise effected by the Merger, except as herein expressly set forth.

F.       CONDITIONS OF MERGER.  The Merger is conditioned on the following:

         1. That the parties to this Plan of Merger have not suffered an uninsured loss on account of fire, flood, accident, or other calamity of such a character as to interfere materially with the continuous operation of their businesses or materially affect adversely their condition, financial or otherwise, regardless of whether or not such loss shall have been insured.

         2. That no material transactions shall have been entered into by the parties to this Plan of Merger other than transactions in the ordinary course of business between the date of their last financial statements and the Effective Time, other than as referred to in certain documents.

         3. Except as disclosed to the other parties, that no material adverse change in the aggregate shall have occurred in the financial condition of the parties to this Plan of Merger since the date of their last financial statements.

         4. That none of the properties or assets of the parties shall have been sold or otherwise disposed of other than in the ordinary course of business during such period, except with the written consent of the other parties.

         5. That the parties shall have performed and complied with the provisions and conditions of this Agreement on their respective part to be performed and complied with prior to the Effective Time, and that certain representations and warranties made by the parties are true and correct in all material respects, both when made and as of the Effective Time.

         6. That this Plan of Merger shall have been approved by appropriate corporate action of the parties to this Plan of Merger and that corporate votes and resolutions to that effect have been delivered by each party to the others prior to the date of this Plan of Merger.

         7. That there shall have been full compliance with the applicable securities or "blue sky" laws and regulations of any state or other governmental body having jurisdiction over the Merger, which have not been preempted by Federal law or with respect to which a claim of preemption could reasonably be made.

         8. That the parties hereto shall have received certain opinions of counsel satisfactory to such parties in form and substance.

         9. That the Parent Corporation shall have held a meeting of its Board of Directors at which meeting all of its directors shall have resigned seriatim and the persons designated by the Surviving Corporation shall have been elected as directors of the Parent Corporation, and that the Parent Corporation shall have provided the Surviving Corporation with a certified copy of the actions taken at such meeting.

G.       NO AMENDMENTS TO ARTICLES OF INCORPORATION; DIRECTORS AND OFFICERS.

         Neither the Articles of Incorporation nor the Bylaws of the Surviving Corporation, both as amended to the Effective Time, shall be hereby amended. The directors and officers of Sonus Communications, Inc. shall remain the directors and officers of the Surviving Corporation after the Effective Time and until their successors shall have been duly elected and qualified.

H.       SHAREHOLDER APPROVAL.

         This Plan of Merger has been duly recommended and adopted by the boards of directors, and submitted to and approved by all of the shareholders, of both the Surviving Corporation and the Merging Corporation, all in accordance with the applicable requirements of the Virginia Stock Corporation Act, and has been duly authorized and approved by the Parent Corporation.

I.       ABANDONMENT.

         This Plan of Merger may be abandoned at any time prior to the Effective Time (i) by the Merging Corporation, acting by its board of directors, in the event of the failure of any condition of the Merger running in favor of the Merging Corporation, (ii) by the Surviving Corporation, acting by its board of directors, in the event of the failure of any condition of the Merger running in favor of the Surviving Corporation, (iii) by the Parent Corporation, acting by its board of directors, in the event of the failure of any condition of the Merger running in favor of the Parent Corporation, and (iv) by the mutual consent of the Merging Corporation, the Parent Corporation and the Surviving Corporation, acting by their respective boards of directors. In the event of abandonment of this Plan of Merger, the same shall become wholly void and of no effect and there shall be no further liability or obligation hereunder on the part of either the Merging Corporation, the Parent Corporation or the Surviving Corporation or their respective Boards of Directors.

J.       AMENDMENTS.

         To the extent permitted by law, this Plan of Merger may be amended by a subsequent writing signed by the parties hereto; provided, however, that after the shareholders of either the Surviving Corporation or the Merging Corporation have approved this Plan of Merger, the provisions of Article E hereof relating to the consideration to be exchanged for shares or warrants of the Surviving Corporation and the shares of the Merging Corporation shall not be amended so as to decrease the amount or change the form of such consideration without the further approval of the shareholders entitled to receive such consideration.

K.       FURTHER ASSURANCES.

         As and when requested by the Surviving Corporation or by its successors or assigns, the Merging Corporation and the Parent Corporation shall execute and deliver or cause to be executed and delivered all such deeds, instruments, and certificates and will take or cause to be taken all such further action as the Surviving Corporation may deem necessary or desirable in order to (i) vest in and confirm title to and possession of all property to be acquired by the Surviving Corporation as a result of the Merger, (ii) vest and confirm title to and in the Merger Shares, and (iii) cause the Merger Shares to be issued in the Merger and to be deemed duly authorized, validly issued, fully paid and non-assessable shares of the Parent Corporation, and otherwise to carry out the intent and purposes hereof. The officers and directors of the Merging Corporation, the Parent Corporation and the Surviving Corporation are fully authorized in the name of the Merging Corporation, the Parent Corporation and the Surviving Corporation to take any and all such action.

L.       FILING OF ARTICLES OF MERGER.

         As soon as practicable after the date hereof, the Surviving Company shall deliver to the State Corporation Commission of the Commonwealth of Virginia for filing articles of merger meeting the requirements of applicable law and in accordance with the terms hereof.

         IN WITNESS WHEREOF, the parties hereto have made and executed this Plan of Merger as of the day and year first above written.

                                            SONUS COMMUNICATIONS, INC.


                                            By: /s/ Nana Maraneli
                                                --------------------------------
                                                 Nana Maraneli, President


                                            THE PARK GROUP, LTD.


                                            By: /s/ Herbert Donica
                                                --------------------------------
                                                 Herbert Donica, President


                                            SONUS PARK ACQUISITION CORP.


                                            By: /s/ Herbert Donica
                                                --------------------------------
                                                 Herbert Donica, President

EXHIBIT 3.1(G)





                               ARTICLES OF MERGER

                                       OF

                              THE PARK GROUP, LTD.

                                  WITH AND INTO

                       SONUS COMMUNICATION HOLDINGS, INC.

         Sonus Communication Holdings, Inc., a Delaware corporation (the "Surviving Corporation") and The Park Group, Ltd., a Colorado corporation (the "Merging Corporation") hereby submit these Articles of Merger for the purpose of merging the Merging Corporation into the Surviving Corporation:

         I. The following Agreement and Plan of Merger was duly adopted by the board of directors of the Surviving Corporation on April 7, 1999, duly adopted by the board of directors of the Merging Corporation on February 27, 1999, recommended and submitted to the shareholders of the Merging Corporation, and approved by the requisite vote by the shareholders of the Merging Corporation on April 12, 1999, all in the manner prescribed by the Delaware General Corporation Law and the in accordance with Section 7-111-103 of the Colorado Corporation Code, as amended (the "Colorado Corporation Code"):

                          AGREEMENT AND PLAN OF MERGER

                                       OF

                              THE PARK GROUP, LTD.

                                  WITH AND INTO

                       SONUS COMMUNICATION HOLDINGS, INC.

                                 April 12, 1999

         A.       CORPORATIONS PARTICIPATING IN MERGER.

                  1. PARTIES TO MERGER. The Park Group, Ltd., a Colorado corporation (the "Merging Corporation") is the parent corporation and Sonus Communication Holdings, Inc., a Delaware corporation (the "Surviving Corporation") is the subsidiary corporation. At the Effective Time (as defined herein), the Merging Corporation will merge with and into the Surviving Corporation, pursuant Section 7-111-104 of the Colorado Corporation Code, relating to the merger of parent and subsidiary corporations, and in accordance with the Delaware General Corporation Law.

                  2. MERGER OF PARENT AND SUBSIDIARY. The Merging Corporation owns all 100 of the issued and outstanding shares of capital stock of the Surviving Corporation.

         B.       NAME OF SURVIVING CORPORATION.

                  After the merger contemplated by this Agreement and Plan of Merger (the "Plan of Merger"), the Surviving Corporation will have the name "Sonus Communication Holdings, Inc."

         C.       MERGER; EFFECTIVE TIME.

                  The merger of the Merging Corporation into the Surviving Corporation (the "Merger") will be effected pursuant to the terms and conditions of this Plan of Merger. Upon the merger's becoming effective, the corporate existence of the Merging Corporation will cease, and the corporate existence of the Surviving Corporation will continue. The Certificate of Incorporation of Sonus Communication Holdings, Inc. shall be the Certificate of Incorporation of the Surviving Corporation. The time when the merger becomes effective is April 16, 1999 at 12:00 a.m. (herein referred to as the "Effective Time").

         D.       CONVERSION AND EXCHANGE OF SHARES.

                  At the Effective Time, the outstanding shares of the corporations participating in the Merger will be converted and exchanged in the following manner and on the following basis:

                  1. SURVIVING CORPORATION. Given that the Merging Corporation is the sole shareholder of the Surviving Corporation, each share of the Surviving Corporation issued to the Merging Corporation shall, at the Effective Time, be automatically cancelled without any further act on the part of the Merging Corporation or the Surviving Corporation.

                  2. MERGING CORPORATION. Each one (1) share of the Merging Corporation issued and outstanding (or representing a share of the Merging Corporation) at the Effective Time shall be automatically converted into and exchanged for one (1) share of the Surviving Corporation.

                  3. SURRENDER AND CANCELLATION OF SHARE CERTIFICATES. Each holder of a certificate representing shares to be converted, exchanged or cancelled in the merger will surrender such certificate at the Effective Time. Each such certificate shall be marked cancelled and placed in the books and records of the Merging Corporation and the Surviving Corporation and, in the case of the surrender of any stock certificate evidencing shares of the Merging Corporation (the "Old Park Certificates") or a certificate entitling the holder to receive a certificate evidencing shares of the Merging Corporation, a new stock certificate (the "New Certificate") evidencing such number of shares as is equal to the number of shares represented by the Old Certificate so surrendered shall be issued.

         E.       AMENDMENTS TO ARTICLES OF INCORPORATION.

                  The Certificate of Incorporation of the Surviving Corporation shall not be amended hereby.

         F.       EFFECTIVE TIME AND FILING OF ARTICLES OF MERGER.

                  The merger of the Merging Corporation with and into the Surviving Corporation will become effective at the Effective Time. As soon as practicable after the date hereof, the Surviving Corporation shall deliver for filing articles of merger setting forth this Plan of Merger to the Secretary of State of Colorado and a certificate of merger to the Secretary of State of Delaware.

                                      * * *

         II. The Merging Corporation owns all of the outstanding capital stock of the Surviving Corporation.

         III. Approval of the merger by the shareholders of the Surviving Corporation is not required under the Delaware General Corporation Law or the Colorado Corporation Code. The Merger is permitted by the Delaware General Corporation Law and the Surviving Corporation has complied with the Delaware General Corporation Law in effecting the Merger in all respects.

         IV. The Merging Corporation has complied with the applicable provisions of Sections 7-111-101 to 7-111-104 of the Colorado Corporation Code in all respects.

         V. The address of the principal office of the Surviving Corporation is 60007 Greeley Blvd., Springfield, Virginia 22152. The Surviving Corporation has complied with Section 7-111-105 of the Colorado Corporation Code.

         VI. The Merging Corporation has 4,347,954 shares of common stock, par value $.0001 per share, issued and outstanding, which shares constitute all of the issued and outstanding shares of capital stock of the Merging Corporation and all of which are entitled to vote on the Merger as one voting group (the "Shareholders").

         VII. The number of votes cast for the Plan of Merger was sufficient for approval by the Shareholders in accordance with the Colorado Corporation Code.

         VIII. The Surviving Corporation hereby authorizes service of process on it in connection with any proceeding based on a cause of action arising with respect to the Merger of the Merging Corporation into the Surviving Corporation by registered or certified mail, return receipt requested, to the address of the principal office of the Surviving Corporation as set forth in these Articles of Merger or as last changed by notice delivered to the Secretary of State for filing.

         IX. Notwithstanding that these Articles of Merger may be filed prior to such date, the Effective Time of these Articles of Merger shall be April 16, 1999 at 12:00 a.m., which effective date complies with Section 7-111-104(5) of the Colorado Corporation Code.

         The forgoing is certified and signed on this the 12th day of April, 1999:

MERGING CORPORATION:                        SURVIVING CORPORATION:

THE PARK GROUP, LTD.                        SONUS COMMUNICATION HOLDINGS, INC.


By: /s/ Nana Maraneli                       By: Charles W. Albo
   ------------------------                    --------------------------
Name:    Nana Maraneli                      Name:    Charles W. Albo
Title:   President                          Title:   President

EXHIBIT 3.1(h)


                              CERTIFICATE OF MERGER
                                       OF
                            THE PARK GROUP, LTD INTO
                       SONUS COMMUNICATION HOLDINGS, INC.
                        (UNDER SECTION 252 OF THE GENERAL
                    CORPORATION LAW OF THE STATE OF DELAWARE)

         SONUS COMMUNICATION HOLDINGS, INC., a Delaware Corporation ("Corporation") hereby certifies that:

         (1) The name and jurisdiction of incorporation of each of the constituent corporations are as follows:

         (a)      The Park Group, Ltd., a Colorado corporation; and

         (b)      Sonus Communication Holdings, Inc., a Delaware corporation.

         (2) An agreement of merger has been approved, adopted, certified, executed and acknowledged by The Park Group, Ltd. and by Sonus Communication Holdings, Inc., all in accordance with the provisions of subsection (c) of
Section 252 of the General Corporation Law of the State of Delaware.

         (3) The name of the surviving corporation is Sonus Communication Holdings, Inc.

         (4) The certificate of incorporation of Sonus Communication Holdings, Inc. shall be the certificate of incorporation of the surviving corporation.

         (5) The surviving corporation is a corporation incorporated under the General Corporation Law of the State of Delaware.

         (6) The executed agreement of merger is on file at the principal place of business of Sonus Communication Holdings, Inc., the mailing address of which is 6005 Greeley Boulevard, Springfield, Virginia 22152-1210.

         (7) A copy of the agreement of merger will be furnished by Sonus Communication Holdings, Inc., on request and without cost, to any stockholder of The Park Group, Ltd. or Sonus Communication Holdings, Inc.

         (8) The authorized capital stock of The Park Group, Ltd. is 1,000,000,000 shares of common stock, $.0001 par value per share, and 100,000,000 shares of preferred stock.

         (9) This Certificate, and the merger contemplated hereby, shall not become effective until 12:00 a.m. on April 16, 1999.

         IN WITNESS WHEREOF, Sonus Communication Holdings, Inc. has caused this certificate to be signed by Charles W. Albo, it authorized President, on the 12th day of April, 1999.

                                           SONUS COMMUNICATION HOLDINGS, INC.


                                           By: /s/ Charles W. Albo
                                              ---------------------------------
                                                Charles W. Albo, President

EXHIBIT 3.1(i)

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE ACT OR
(2) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES AND (3) IN ACCORDANCE WITH APPLICABLE STATE SECURITIES AND BLUE SKY LAWS.

                                     WARRANT
             WARRANT TO PURCHASE ____________ SHARES OF COMMON STOCK
                                       OF
                       SONUS COMMUNICATION HOLDINGS, INC.

                          Date of Issuance: ___________

         THIS CERTIFIES that, for value received, _____________, or his assigns (in either case, the "Holder") is entitled to purchase, subject to the provisions of this Warrant, from SONUS COMMUNICATION HOLDINGS, INC., a Delaware corporation (the "Company"), at the price per share set forth in Section 8 hereof, the number of shares of the Company's common stock, $.0001 par value per share (the "Common Stock"), set forth in Section 7 hereof. This Warrant is referred to herein as the "Warrant" and the shares of Common Stock issued pursuant to the terms hereof are sometimes referred to herein as "Warrant Shares".

         1.       EXERCISE OF WARRANT; VESTING OF WARRANT.

                  (a) EXERCISE OF WARRANT. To exercise this Warrant in whole or in part, the Holder shall deliver to the Company at its principal office, (a) a written notice, in substantially the form of the exercise notice attached hereto (the "Exercise Notice"), of the Holder's election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased,
(b) a check in the amount of the aggregate exercise price for the Warrant Shares being purchased, and (c) this Warrant. The Company shall as promptly as practicable, and in any event within twenty (20) days after delivery to the Company of (i) the Exercise Notice, (ii) the check mentioned above, and (iii) this Warrant, execute and deliver or cause to be executed and delivered, in accordance with such notice, a certificate or certificates representing the aggregate number of shares of Common Stock specified in such notice, provided the Warrants specified in such notice have vested on or prior to the date such notice is delivered. If the Holder elects to purchase, at any time, less than the number of shares of Common Stock then purchasable under the terms of this Warrant, the Company shall issue to the Holder a new Warrant exercisable into the number of remaining shares of Common Stock purchasable under this Warrant. Each certificate representing Warrant Shares shall bear the legend or legends required by applicable securities laws as well as such other legend(s) the Company requires to be included on certificates for its Common Stock. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, issuance and delivery of such stock certificates except that, in case such stock certificates shall be registered in a name or names other than the name of the Holder, funds sufficient to pay all stock transfer taxes that are payable upon the issuance of such stock certificate or certificates shall be paid by the Holder at the time of delivering the Exercise Notice. All shares of Common Stock issued upon the exercise of this Warrant shall be validly issued, fully paid, and nonassessable. This Warrant may be exercised on multiple occasions before the expiration of its term as described in this Section 1. This Warrant will expire on fifth anniversary of the issuance date set forth above (the "Expiration Date").

                  (b) VESTING OF WARRANT. This Warrant shall vest as follows:
__________________.

         2. RESERVATION OF SHARES. The Company hereby covenants that at all times during the term of this Warrant there shall be reserved for issuance such number of shares of its Common Stock as shall be required to be issued upon exercise of this Warrant.

         3. FRACTIONAL SHARES. This Warrant may be exercised only for a whole number of shares of Common Stock, and no fractional shares or scrip representing fractional shares shall be issuable upon the exercise of this Warrant.

         4. TRANSFER OF WARRANT AND WARRANT SHARES. The Holder may freely sell, pledge, hypothecate, or otherwise transfer this Warrant, in whole or in part, and any or all of the Warrant Shares; provided that any such sale, pledge, hypothecation, or transfer is made in compliance with the Act or pursuant to an available exemption from registration under the Act relating to the disposition of securities, and is made in accordance with applicable State securities laws.

         5. LOSS OF WARRANT. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, or destruction of this Warrant, and of indemnification satisfactory to it, or upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor.

         6. RIGHTS OF THE HOLDER. No provision of this Warrant shall be construed as conferring upon the Holder the right to vote, consent, receive dividends or receive notice other than as expressly provided herein. No provision hereof, in the absence of affirmative action by the Holder to exercise this Warrant, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Warrant Shares or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

         7. NUMBER OF WARRANT SHARES. This Warrant shall be exercisable for up to 125,000 shares of the Company's Common Stock, as adjusted in accordance with this Agreement.

         8. EXERCISE PRICE; ADJUSTMENT OF WARRANTS; MISCELLANEOUS.

                  (a) DETERMINATION OF EXERCISE PRICE. The per share purchase price (the "Exercise Price") for each of the Warrant Shares purchasable under this Warrant shall be equal to One Dollar and Fifty Cents ($1.50).

                  (b) ADJUSTMENTS FOR STOCK DIVIDENDS, DISTRIBUTIONS AND SUBDIVISIONS. If the Company at any time or from time to time after the original issue date shall declare or pay any dividend or distribution on the Common Stock payable in Common Stock, or effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then the number of shares of Common Stock into which this Warrant is exercisable shall be increased to an amount which is equal to the product of (i) the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the stock dividend, distribution or subdivision, as the case may be, and (ii) a fraction, the numerator of which is equal to the number of shares of Common Stock issued and outstanding after giving effect to such stock dividend, distribution or subdivision, and the denominator of which is the number of shares of Common Stock issued and outstanding prior to such stock dividend, distribution or subdivision. If the outstanding shares of Common Stock shall be divided or increased because of a stock dividend or distribution, by stock split or otherwise, into a greater number of shares of Common Stock, the Exercise Price in effect immediately prior to such dividend, distribution or division shall, concurrently with the effectiveness of such division, dividend or distribution, be proportionately decreased.

                  (c) ADJUSTMENTS FOR COMBINATIONS OR CONSOLIDATION OF COMMON STOCK. If the outstanding shares of Common Stock shall be combined or consolidated, by reclassification, reverse stock split or otherwise, into a lesser number of shares of Common Stock, then the number of shares of Common Stock into which this Warrant is exercisable shall be decreased to an amount which is equal to the product of (i) the number of shares of Common Stock for which this Warrant is exercisable immediately prior to combination or consolidation, as the case may be, and (ii) a fraction, the numerator of which is equal to the number of shares of Common Stock issued and outstanding after giving effect to such combination or consolidation, and the denominator of which is the number of shares of Common Stock issued and outstanding prior to such combination or consolidation. If the outstanding shares of Common Stock shall be combined or consolidated, by reclassification, reverse stock split or otherwise, into a lesser number of shares of Common Stock, the Exercise Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

                  (d) ADJUSTMENT FOR MERGERS OR REORGANIZATION, ETC. In case of any consolidation or merger of the Company with or into another corporation or the conveyance of all or substantially all of the assets of the Company to another corporation, this Warrant shall be exercisable into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Company deliverable upon exercise of this Warrant would have been entitled upon such consolidation, merger or conveyance; and, in any such case, appropriate adjustment (as determined by the Board of Directors of the Company) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the holder of this Warrant, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonable may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of this Warrant.

                  (e) NO IMPAIRMENT. The Company will not, through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 8 and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the holder of this Warrant against impairment.

                  (f) ISSUE TAXES. The Company shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on exercise of this Warrant, in whole or in part; provided, however, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such exercise.

                  (g) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant, such number of its shares of Common Stock as shall from time to time be sufficient to effect the exercise of this Warrant; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                  (h) FRACTIONAL SHARES. No fractional share shall be issued upon the exercise, in whole or in part, of this Warrant. If any exercise in whole or in part of this Warrant would result in the issuance of a fraction of a share of Common Stock, the Company shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of exercise (as determined in good faith by the Board of Directors of the Company).

                  (i) CASHLESS EXERCISE. The Holder shall have the right to pay all or a portion of the Exercise Price by making a "Cashless Exercise", in which case the portion of the Exercise Price to be so paid shall be paid by reducing the number of Warrant Shares otherwise issuable pursuant to this Warrant in accordance with the formula set forth below so that the number of Warrant Shares to be issued to the Holder as a result of a Cashless Exercise shall therefore be:


(FAIR MARKET VALUE PER SHARE-EXERCISE PRICE PER WARRANT SHARE)     X the number of Warrant Shares
--------------------------------------------------------------
Fair Market Value Per Share                                              otherwise issuable




         * Within ten (10) days of receipt of an election to exercise this Warrant specifying a Cashless Exercise, the Company shall provide to the Holder in writing its determination of the fair market value per share of Common Stock (including the basis therefor), which shall be determined by the Board of Directors of the Company and shall be binding on the Holder unless the Holder objects thereto in writing within ten (10) business days of the Holder's receipt of such determination. In the event the Company and the Holder cannot agree on the amount of the fair market value per share of Common Stock within ten (10) business days of the date of the Holder's delivery of its objection, such amount shall be determined by an appraiser experienced in making such determinations mutually selected by the Board of Directors of the Company and the Holder, the fees and expenses of which shall be paid by the Company. (The fair market value per share of Common Stock determined in accordance with this procedure is referred to above as the "Fair Market Value Per Share").

         9. CERTAIN DISTRIBUTIONS. In case the Company shall, at any time, prior to the Expiration Date set forth in Section 1 hereof, make any distribution of its assets to holders of its Common Stock as a partial liquidation, distribution or by way of return of capital, other than as a dividend payable out of earnings or any surplus legally available for dividends, then the Holder shall be entitled, upon the exercise of this Warrant in whole or in part and prior to such distribution, to receive, in addition to the shares of Common Stock issuable on such exercise, the amount of such assets (or at the option of the Company a sum equal to the value thereof at the time of such distribution to holders of Common Stock as such value is determined by the Board of Directors of the Company in good faith), which would have been payable to the Holder had it been a holder of record of such shares of Common Stock on the record date for the determination of those holders of Common Stock entitled to such distribution.

         10. DISSOLUTION OR LIQUIDATION. In case the Company shall, at any time prior to the Expiration Date set forth in Section 1 hereof, dissolve, liquidate or wind up its affairs, the Holder shall be entitled, upon the exercise of this Warrant in whole or in part and prior to any distribution associated with such dissolution, liquidation, or winding up, to receive on such exercise, in lieu of the shares of Common Stock to which the Holder would have been entitled, the same kind and amount of assets as would have been distributed or paid to the Holder upon any such dissolution, liquidation or winding up, with respect to such shares of Common Stock had the Holder been a holder of record of such share of Common Stock on the record date for the determination of those holders of Common Stock entitled to receive any such dissolution, liquidation, or winding up distribution.

         11. RECLASSIFICATION OR REORGANIZATION. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of an issuance of Common Stock by way of dividend or other distribution or of a subdivision or combination), the Company shall cause effective provision to be made so that the Holder shall have the right thereafter by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization or other change, by a holder of the number of shares of Common Stock which might have been purchased upon exercise of this Warrant immediately prior to such reclassification or change. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this
Section 11 shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock. In the event that in any such capital reorganization, reclassification, or other change, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for or of a security of the Company other than Common Stock, any amount of the consideration received upon the issue thereof being determined by the Board of Directors of the Company shall be final and binding on the Holder.

         SECTION 12.       PIGGY-BACK REGISTRATION RIGHTS.

                  (a) In the event that the Company shall register any of its common stock, par value $.0001 per share under the Securities Act of 1933 (a "Registered Offering"), either for its own account or the account of any other holder or holders of equity securities of the Company, other than (i) a registration relating solely to employee benefit plans, (ii) a registration relating solely to a Rule 145 transaction, (iii) a registration in which the only equity security being registered is capital stock issuable upon conversion of convertible (or exchange of exchangeable) debt securities which are also being registered, or (iv) an initial public offering by the Company of Common Stock, the Company will provide you with written notice thereof within 90 days of the filing date of the first registration statement filed in connection with the Registered Offering (the "Company Notice"), and, subject to the other terms and conditions set forth in this Section 12, include in such registration (and any related qualification under blue sky laws or other compliance) and any underwriting involved therein, the Warrant Shares (collectively, the "Registrable Securities") specified in a written request or requests made by you to the Company within 10 days after receipt of the Company Notice.

                  (b) If the Registered Offering of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise you as a part of the Company Notice. In such event, your rights to registration pursuant to Section 12(a) shall be conditioned upon your participation in such underwriting, and the inclusion of your Registrable Securities in the underwriting shall be limited to the extent provided herein. You shall (together with the Company and the other holders distributing their securities through such underwriting, if any) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 12, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of your Registrable Securities to be included in such registration to such number of your Registrable Securities which the managing underwriter determines can be included in such underwriting without reducing the number of shares to be sold by the Company pursuant to such underwriting. In such event, the Company shall so advise you and the number of shares (other than shares being registered by the Company) that may be included in the registration and underwriting shall be allocated among all the holders of the Company's shares wishing to participate in the Registered Offering in proportion, as nearly as practicable, to the respective amounts of shares held by such holders at the time of filing the Registration Statement. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any holder to the nearest 100 shares. If you disapprove of the terms of any such underwriting, you may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to 180 days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require.

                  (c) The Company shall have the right to terminate or withdraw any Registered Offering or other registration prior to the effectiveness of such registration whether or not you have elected to include your Registrable Securities in such registration.

                  (d) All registration expenses incurred in connection with registrations pursuant to this Section 12 shall be borne by the Company. Unless otherwise stated, all selling expenses relating to your Registrable Securities shall be borne by you.

                  (e) In the case of each registration, qualification or compliance effected by the Company pursuant to this Agreement, the Company will keep you advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

                           (i) prepare and file with the Commission a
registration statement with respect to such securities and use reasonable best efforts to cause such registration statement to become and remain effective for at least one hundred twenty (120) days or until the distribution described in the registration statement has been completed, whichever first occurs; and

                           (ii) furnish to you, should you choose to participate
in such registration, and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents you and/or the underwriters may reasonably request in order to facilitate the public offering of such securities.

                  (f) You agree, if any of your Registrable Securities are included in the securities as to which such registration, qualification or compliance is being effected, to indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each Person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such holder, each of its officers and directors and each Person controlling such holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such holders, such directors, officers, Persons, underwriters or control Persons for any legal or any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by you. Notwithstanding the foregoing, your liability under this subsection shall be limited in an amount equal to the initial price of the Registrable Securities sold by you, unless such liability arises out of or is based on willful misconduct by you.

                  (g) Each party entitled to indemnification under this Section (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action, and provided further that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                  (h) In the event the terms of this Section 12 conflict with the terms of any underwriting agreement in connection with any registration hereunder, the terms of such underwriting agreement shall control.

                  (i) If your Registrable Securities are to be included in any Registered Offering, you shall furnish to the Company such information as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

                  (j) The rights granted pursuant to this Section 12 shall terminate at such time as the Company has registered your Registrable Securities in a Registered Offering or other registration. Broker may exercise its piggy-back registration rights granted under this Section 12 not more than two
(2) times.

         13. APPLICABLE LAW. This Warrant shall be construed in accordance with the laws of the State of Delaware without giving effect to the conflicts of law provisions of such laws.

         IN WITNESS WHEREOF, the undersigned hereby sets is hand and seal this __ day of _____, 1999.

                                     SONUS COMMUNICATION HOLDINGS, INC.


                                     By:  ___________________________________
                                     Name:
                                     Title:

EXHIBIT 3.1(j)




         THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES AND (3) IN ACCORDANCE WITH APPLICABLE STATE SECURITIES AND BLUE SKY LAWS.

                             PLACEMENT AGENT WARRANT

              WARRANT TO PURCHASE __________ SHARES OF COMMON STOCK
                                       OF
                           SONUS COMMUNICATIONS, INC.

                       Date of Issuance: January 21, 1999

                  THIS CERTIFIES that, for value received, ____________ (the "Placement Agent"), or its assigns (each a "Holder" and collectively, the "Holders") are entitled to purchase, subject to the provisions of this Warrant, from SONUS COMMUNICATIONS, INC., a Virginia corporation (the "Company"), at the price set forth in Section 8 hereof, the number of shares of the Company's common stock, $.001 par value per share (the "Common Stock"), set forth in
Section 7 hereof. This Placement Agent Warrant, together with all warrants issued in replacement hereof and warrants held by Holders in respect hereof, are referred to herein as the "Warrant" and the shares of Common Stock issued pursuant to the terms of the Warrant are sometimes referred to herein as "Warrant Shares". The Warrant is issued in accordance with the terms of that certain Placement Agent Agreement by and between the Company and the Placement Agent of event date herewith.

         SECTION 1. EXERCISE OF WARRANT. To exercise this Warrant in whole or in part, the Holder shall deliver to the Company at its principal office, (a) a written notice, in substantially the form of the exercise notice attached hereto (the "Exercise Notice"), of the Holder's election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased,
(b) a check or money wire transfer in the amount of the aggregate exercise price for the Warrant Shares being purchased, and (c) this Warrant. The Company shall as promptly as practicable, and in any event within twenty (20) days after delivery to the Company of (i) the Exercise Notice, (ii) the check mentioned above, and (iii) this Warrant, execute and deliver or cause to be executed and delivered, in accordance with such notice, a certificate or certificates representing the aggregate number of shares of Common Stock specified in such notice. If the Holder elects to purchase, at any time, less than the number of shares of Common Stock then purchasable under the terms of this Warrant, the Company shall issue to the Holder a new Warrant exercisable into the number of remaining shares of Common Stock purchasable under this Warrant. Each certificate representing Warrant Shares shall bear the legend or legends required by applicable securities laws as well as such other legend(s) the Company requires to be included on certificates for its Common Stock. Such certificate or certificates shall be deemed to have been issued and such holder or any other person so designated to be named therein shall be deemed for all purposes to have become a holder of record of such shares as of the date the Exercise Notice is delivered to the Company. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, issuance and delivery of such stock certificates except that, in case such stock certificates shall be registered in a name or names other than the name of the Holder, funds sufficient to pay all stock transfer taxes that are payable upon the issuance of such stock certificate or certificates shall be paid by the Holder at the time of delivering the Exercise Notice. All shares of Common Stock issued upon the exercise of this Warrant shall be validly issued, fully paid, and nonassessable. This Warrant may be exercised on multiple occasions before the expiration of its term as described in this Section 1. This Warrant, and any warrants issued in replacement of this Warrant, will expire on fifth anniversary of the issuance date set forth above (the "Expiration Date").

         SECTION 2. RESERVATION OF SHARES. The Company hereby covenants that at all times during the term of this Warrant there shall be reserved for issuance such number of shares of its Common Stock as shall be required to be issued upon exercise of this Warrant.

         SECTION 3. .FRACTIONAL SHARES. This Warrant may be exercised only for a whole number of shares of Common Stock, and no fractional shares or scrip representing fractional shares shall be issuable upon the exercise of this Warrant.

         SECTION 4. TRANSFER OF WARRANT AND WARRANT SHARES. The Holder may freely sell, pledge, hypothecate, or otherwise transfer this Warrant, in whole or in part, and any or all of the Warrant Shares; provided that any such sale, pledge, hypothecation, or transfer is made in compliance with the Act or pursuant to an available exemption from registration under the Act relating to the disposition of securities, and is made in accordance with applicable State securities laws.

         SECTION 5. LOSS OF WARRANT. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, or destruction of this Warrant, and of indemnification satisfactory to it, or upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor.

         SECTION 6. RIGHTS OF THE HOLDER. No provision of this Warrant shall be construed as conferring upon the Holder the right to vote, consent, receive dividends or receive notice other than as expressly provided herein. No provision hereof, in the absence of affirmative action by the Holder to exercise this Warrant, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Warrant Shares or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

         SECTION 7. NUMBER OF WARRANT SHARES. This Warrant shall be exercisable for up to 78,750 shares of the Company's Common Stock in accordance with the terms of the Placement Agent Agreement, as adjusted as provided herein.

         SECTION 8. EXERCISE PRICE AND ADJUSTMENT OF NUMBER OF WARRANT SHARES
                    ISSUABLE.

                  (a) Determination of Exercise Price. The per share purchase price (the "Exercise Price") for each of the Warrant Shares purchasable under this Warrant shall be equal to $1.00 in accordance with the Placement Agent Agreement, as adjusted in accordance with Section 8(b) below.

                  (b) ADJUSTMENT OF EXERCISE PRICE. In the event of an adjustment under Section 8(c) or Section 9 of the number of Warrant Shares issuable upon exercise of this Warrant, the Exercise Price shall be adjusted to an amount which is equal to the product of: (i) the Exercise Price immediately prior to such adjustment, and (ii) a fraction, the numerator of which is the number of Warrant Shares issuable pursuant to this Warrant immediately after giving effect to such adjustment, and the denominator of which is the number of Warrant Shares issuable pursuant to this Warrant immediately prior to such adjustment.

                  (c) ADJUSTMENT TO NUMBER OF WARRANT SHARES ISSUABLE. If (i) the Company at any time or from time to time after the issuance date set forth above shall declare or pay any dividend on the Common Stock payable in Common Stock, or effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), or (ii) the outstanding shares of Common Stock shall be combined or consolidated, by reclassification, reverse stock split or otherwise, into a lesser number of shares of Common Stock , then, and in any such event, the number of Warrant Shares which the Holder shall be entitled to receive upon exercise of the Warrant following such event shall be equal to the product of (i) the number of Warrant Shares which the Holder was entitled to receive upon exercise of the Warrant prior to such event, and (ii) a fraction, the numerator of which is the number of issued and outstanding shares of Common Stock after giving effect to such event, and the denominator of which is the number of issued and outstanding shares of Common Stock immediately prior to such event.

                  (d) ADJUSTMENT OF WARRANT SHARES FOR MERGERS OR REORGANIZATION, ETC. In case of any consolidation or merger of the Company with or into another corporation or the conveyance of all or substantially all of the assets of the Company to another corporation, other than a Qualifying Transaction (as used herein, such capitalized term shall have the meaning provided such term in the Placement Agent Agreement), this Warrant shall be exercisable into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Company deliverable upon exercise of this Warrant would have been entitled upon such consolidation, merger or conveyance; and, in any such case, appropriate adjustment (as determined by the Board of Directors of the Company) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the holder of this Warrant, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the Exercise Price) shall thereafter be applicable, as nearly as reasonable may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of this Warrant.

                  (e) NO IMPAIRMENT. The Company will not, through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 8 and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the holder of this Warrant against impairment.


                  (f) NOTICE OF RECORD DATE. In the event that the Company shall propose at any time:

                           (i) to declare any dividend or distribution upon its
Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

                           (ii) to offer for subscription pro rata to the
holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

                           (iii) to effect any reclassification or
recapitalization of its Common Stock outstanding involving a change in the Common
Stock; or

                           (iv) to merge or consolidate with or into any other
corporation, or sell, lease or convey all or substantially all of its property or business, or to liquidate, dissolve or wind up; or

                           (v) to conduct a public offering, then in connection
with each such event, the Company shall send to the holder of this Warrant at least 20 days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matter as referred to above. Each such written notice shall be given by first class mail, postage prepaid, addressed to the holder of this Warrant at the address for each such holder as shown on the books of the Company.

                  (g) ISSUE TAXES. The Company shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on exercise of this Warrant, in whole or in part; provided, however, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such exercise.

                  (h) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant, such number of its shares of Common Stock as shall from time to time be sufficient to effect the exercise of this Warrant; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                  (i) FRACTIONAL SHARES. No fractional share shall be issued upon the exercise, in whole or in part, of this Warrant. If any exercise in whole or in part of this Warrant would result in the issuance of a fraction of a share of Common Stock, the Company shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of exercise (as determined in good faith by the Board of Directors of the Company).

                  (j) CASHLESS EXERCISE. The Holder shall have the right to pay all or a portion of the Exercise Price by making a "Cashless Exercise" pursuant to this Section, in which case the portion of the Exercise Price to be so paid shall be paid by reducing the number of Warrant Shares otherwise issuable pursuant to this Warrant in accordance with the formula set forth below so that the number of Warrant Shares to be issued to the Holder as a result of a Cashless Exercise shall therefore be:


(FAIR MARKET VALUE PER SHARE-EXERCISE PRICE PER WARRANT SHARE)    X the number of Warrant Shares
--------------------------------------------------------------
Fair Market Value Per Share                                              otherwise issuable



         *Within ten (10) days of receipt of an election to exercise this Warrant specifying a Cashless Exercise, the Company shall provide to the Holder in writing its determination of the fair market value per share of Common Stock (including the basis therefor), which shall be determined by the Board of Directors of the Company and shall be binding on the Holder unless the Holder objects thereto in writing within ten (10) business days of the Holder's receipt of such determination. In the event the Company and the Holder cannot agree on the amount of the fair market value per share of Common Stock within ten (10) business days of the date of the Holder's delivery of its objection, such amount shall be determined by an appraiser experienced in making such determinations mutually selected by the Board of Directors of the Company and the Holder, the fees and expenses of which shall be paid by the Company. (The fair market value per share of Common Stock determined in accordance with this procedure is referred to above as the "Fair Market Value Per Share").

         SECTION 9. RECLASSIFICATION OR REORGANIZATION. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of an action described more particularly in Section 8(c) hereof), the Company shall cause effective provision to be made so that the Holder shall have the right thereafter by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization or other change, by a holder of the number of shares of Common Stock which might have been purchased upon exercise of this Warrant immediately prior to such reclassification or change. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock. In the event that in any such capital reorganization, reclassification, or other change, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for or of a security of the Company other than Common Stock, any amount of the consideration received upon the issue thereof being determined by the Board of Directors of the Company shall be final and binding on the Holder.

         SECTION 10. PIGGY-BACK REGISTRATION RIGHTS.

                  (a) GRANT OF PIGGY-BACK RIGHTS. In the event that the Company shall register any of its common stock, par value $.001 per share (a "Registered Offering"), either for its own account or the account of any other holder or holders of equity securities of the Company, other than (i) a registration relating solely to employee benefit plans, (ii) a registration relating solely to a Rule 145 transaction, (iii) a registration in which the only equity security being registered is capital stock issuable upon conversion of convertible (or exchange of exchangeable) debt securities which are also being registered, or (iv) an initial public offering of the Company, the Company will provide you with written notice thereof within 90 days of the filing date of the first registration statement filed in connection with the Registered Offering (the "Company Notice"), and, subject to the other terms and conditions set forth in this Section, include in such registration (and any related qualification under blue sky laws or other compliance) and any underwriting involved therein, the Warrant Shares (collectively, the "Registrable Securities") specified in a written request or requests made by the Holders to the Company within 10 days after receipt of the Company Notice.

                  (b) UNDERWRITTEN REGISTERED OFFERING. If the Registered Offering of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise you as a part of the Company Notice. In such event, your rights to registration pursuant to this
Section 10 shall be conditioned upon your participation in such underwriting, and the inclusion of your Registrable Securities in the underwriting shall be limited to the extent provided herein. You shall (together with the Company and the other holders distributing their securities through such underwriting, if any) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 10, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of your Registrable Securities to be included in such registration to such number of your Registrable Securities which the managing underwriter determines can be included in such underwriting without reducing the number of shares to be sold by the Company pursuant to such underwriting. In such event, the Company shall so advise you and the number of shares (other than shares being registered by the Company) that may be included in the registration and underwriting shall be allocated among all the holders of the Company's shares wishing to participate in the Registered Offering in proportion, as nearly as practicable, to the respective amounts of shares held by such holders at the time of filing the Registration Statement. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any holder to the nearest 100 shares. If you disapprove of the terms of any such underwriting, you may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to 180 days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require.

                  (c) TERMINATION AND WITHDRAWAL OF REGISTRATION. The Company shall have the right to terminate or withdraw any Registered Offering or other registration prior to the effectiveness of such registration whether or not you have elected to include your Registrable Securities in such registration.

                  (d) EXPENSES. All registration expenses incurred in connection with registrations pursuant to this Section 10 shall be borne by the Company. Unless otherwise stated, all selling expenses relating to your Registrable Securities shall be borne by you.

                  (e) NOTIFICATION REQUIREMENTS. In the case of each registration, qualification or compliance effected by the Company under this
Section 10 in which the Holder participates, the Company will keep such Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

                           (i) to the extent required under this Agreement,
prepare and file with the Commission a registration statement with respect to such securities and use reasonable best efforts to cause such registration statement to become and remain effective for at least one hundred twenty (120) days or until the distribution described in the registration statement has been completed, whichever first occurs; and

                           (ii) furnish to such Holder, should such Holder
participate in such registration, and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents you and/or the underwriters may reasonably request in order to facilitate the public offering of such securities.

                  (f) UNDERWRITING AGREEMENT GOVERNS. In the event the terms of this Section 10 conflict with the terms of any underwriting agreement in connection with any registration hereunder, the terms of such underwriting agreement shall control.

                  (g) INFORMATION. If your Registrable Securities are to be included in any Registered Offering, you shall furnish to the Company such information as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

                  (h) TERMINATION. The rights granted pursuant to this Section 10 shall terminate at such time as the Company has registered your Registrable Securities in a Registered Offering or other registration. Holders may exercise its piggy-back registration rights granted under this Section 10 not more than two (2) times.

         SECTION 11.       DEMAND REGISTRATION.

                  (a) DEFINITION OF REGISTRATION STATEMENT. "Registration Statement" shall mean any registration statement under the Securities Act on an appropriate form (which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof and shall include all financial statements required by the SEC to be filed therewith) which covers Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

                  (b) GRANT OF DEMAND REGISTRATION RIGHTS. Upon the completion of a Qualifying Transaction, the Holders of Registrable Securities constituting at least fifty one percent (51%) of the aggregate number of (i) Registrable Securities issued upon exercise of the Warrants granted pursuant to the Consulting Agreement entered into by and between the Company and L. Flomenhaft & Co., Incorporated, and (ii) securities issued upon exercise of the warrants granted and to be granted pursuant to that certain Placement Agent Agreement entered into by and between the Company and L. Flomenhaft & Co., Incorporated, may request at any time that the Company file a registration statement under the Securities Act on an appropriate form (which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof and shall include all financial statements required by the SEC to be filed therewith), other than Form S-1 (a "Registration Statement"), covering the shares of Registrable Securities that are the subject of such request; provided, however, that the Company shall not become obligated to file any Registration Statement until the earlier of (i) three months following the date of completion of the Qualifying Transaction, or (ii) the first date on which the Company may file such a registration statement in accordance with all applicable State and Federal securities laws.

                  (c) NUMBER OF DEMAND REGISTRATIONS. The Company shall be obligated to prepare, file and cause to become effective pursuant to this Section no more than one Registration Statement; provided, however, that a Registration Statement shall not be counted hereunder unless it becomes effective and is maintained effective in accordance with the requirements specified in this Section.

                  (d) REQUIRED THRESHOLDS. The Company shall not be obligated to prepare, file and cause to become effective pursuant to this Section a Registration Statement on Form S-1. The Company shall not be obligated to prepare, file and cause to become effective any Registration Statement if such demand is made less than 90 days after the effective date of the Company's most recent registration statement for shares of Common Stock (other than a Registration Statement on Form S-4 or Form S-8 or any successor forms thereto).

                  (e) UNDERWRITER'S CUTBACK. If the public offering of Registrable Securities is to be underwritten and, in the good faith judgment of the managing underwriter, the inclusion of all the Registrable Securities requested to be registered hereunder would interfere with the successful marketing of a smaller number of such shares of Registrable Securities, the number of shares of Registrable Securities to be included shall be reduced (except for shares of Registrable Securities offered by the Company) to such smaller number with the participation in such offering to be pro rata among the Holders of Registrable Securities other than the Company requesting such registration, based upon the number of shares of Registrable Securities owned by such Holders. Any shares that are thereby excluded from the offering shall be withheld from the market by the Holders thereof for a period (not to exceed 30 days prior to the effective date and 75 days thereafter) that the managing underwriter reasonably determines is necessary in order to effect the underwritten public offering.

                  (f) MANAGING UNDERWRITER. The managing underwriter or underwriters of any underwritten public offering covered by a Demand Registration shall be selected by the Company.

                  (g) BLACK-OUT PERIODS OF INVESTOR. Notwithstanding anything herein to the contrary, (i) the Company shall have the right, exercisable once, to require the Holders not to sell under a Demand Registration or to suspend the effectiveness thereof (but not for a period exceeding 90 days in any calendar year) if the Company determines, in its good faith judgment, that such offering or continued effectiveness would interfere with any material financing, acquisition, disposition, corporate reorganization or other material transaction involving the Company or any of its subsidiaries or public disclosure thereof would be required prior to the time such disclosure might otherwise be required, or when the Company is in possession of material information that it deems advisable not to disclose in a registration statement.

                  (h) EXPENSES. All registration expenses incurred in connection with registrations pursuant to this Section 11 shall be borne by the Company. Unless otherwise stated, all selling expenses relating to your Registrable Securities shall be borne by you.

                  (i) UNDERWRITING AGREEMENT GOVERNS. In the event the terms of this Section 11 conflict with the terms of any underwriting agreement in connection with any registration hereunder, the terms of such underwriting agreement shall control.

                  (j) INFORMATION. If your Registrable Securities are to be included in any Registered Offering, you shall furnish to the Company such information as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

                  (k) TERMINATION. The rights granted pursuant to this Section 11 shall terminate at such time as the Company has registered your Registrable Securities in a Registered Offering or other registration. The demand registration rights granted under this Section 11 may be exercised only by demand of Holders of at least fifty one percent (51%) of the sum of (i) Warrant Shares which are Registrable Securities, and (ii) shares of Common Stock of the Company issuable upon exercise of the warrants granted pursuant to the Consulting Agreement. The demand registration rights granted under this Section 11 and the registration rights granted pursuant to the warrants granted in connection with the Consulting Agreement, including, without limitiation,
Section 11 of the Consulting Warrant of even date herewith, shall all be deemed to be exercised simultaneously by a proper exercise under either the this Warrant or the Consulting Warrant, and may be exercised not more than once in the aggregate.

         SECTION 12.       INDEMNIFICATION.

                  (a) INDEMNIFICATION. The Holders agree, if any of Holders' Registrable Securities are included in the securities as to which such registration, qualification or compliance is being effected, to indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each Person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such holder, each of its officers and directors and each Person controlling such holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such holders, such directors, officers, Persons, underwriters or control Persons for any legal or any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by you. Notwithstanding the foregoing, your liability under this subsection shall be limited in an amount equal to the initial price of the Registrable Securities sold by you, unless such liability arises out of or is based on willful misconduct by you.

                  (b) INDEMNIFICATION PROCEDURE. Each party entitled to indemnification under this Section (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action, and provided further that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

         SECTION 13. REDEMPTION. The Company shall have the authority to redeem this Warrant at any time.

         SECTION 14. APPLICABLE LAW. This Warrant shall be construed in accordance with the laws of the Commonwealth of Virginia without giving effect to the conflicts of law provisions of such laws.

                                               SONUS COMMUNICATIONS, INC.



                                               By: /S/ CHARLES W. ALBO
                                                  ------------------------------
                                                  Charles W. Albo
                                                  Chief Executive Officer